                                                                     Exhibit 4.5

                                                              JDRP DRAFT 4/15/98

--------------------------------------------------------------------------------



                           FINLAY ENTERPRISES, INC.

                    % SENIOR DEBENTURES DUE         , 2008

                                  INDENTURE

                     ------------------------------------


                          Dated as of April __, 1998

                     ------------------------------------




                             Marine Midland Bank

                                   Trustee

--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                                             Indenture Section
310(a)(1)..................................................................................................... 7.10
   (a)(2)......................................................................................................7.10
   (a)(3)......................................................................................................N.A.
   (a)(4)......................................................................................................N.A.
   (a)(5)......................................................................................................7.l0
   (b).........................................................................................................7.10
   (c).........................................................................................................N.A.

311(a).........................................................................................................7.11
   (b).........................................................................................................7.11
   (c).........................................................................................................N.A.

312(a).........................................................................................................2.05
   (b)........................................................................................................12.03
   (c)........................................................................................................12.03

313(a).........................................................................................................7.06
   (b)(1).....................................................................................................10.04
   (b)(2)................................................................................................7.06; 7.07
   (c)..................................................................................................7.06; 12.02
   (d).........................................................................................................7.06

314(a)............................................................................................4.03; 4.04; 12.02
   (b)........................................................................................................10.03
   (c)(1).....................................................................................................12.04
   (c)(2).....................................................................................................12.04
   (c)(3) .....................................................................................................N.A.
   (d)..........................................................................................10.03; 10.04; 10.05
   (e)........................................................................................................12.05
   (f).........................................................................................................N.A.

315(a).........................................................................................................7.01
   (b) .................................................................................................7.05, 12.02
   (c).........................................................................................................7.01
   (d).........................................................................................................7.01
   (e).........................................................................................................6.11

316(a)(last sentence)..........................................................................................2.09
   (a)(1)(A)...................................................................................................6.05
   (a)(1)(B)...................................................................................................6.04
   (a)(2)......................................................................................................N.A.
   (b).........................................................................................................6.07
   (c).........................................................................................................2.13


317(a)(1)......................................................................................................6.08
   (a)(2)......................................................................................................6.09
   (b).........................................................................................................2.04
318(a)........................................................................................................12.01
   (b).........................................................................................................N.A.
   (c)........................................................................................................12.0l

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                               Page
                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION  1.01.            DEFINITIONS............................................................................1
SECTION  1.02.            OTHER DEFINITIONS.....................................................................15
SECTION  1.03.            TERMS OF TIA..........................................................................16
SECTION  1.04.            RULES OF CONSTRUCTION.................................................................16

                                   ARTICLE 2

                                THE DEBENTURES

SECTION  2.01.             FORM AND DATING.......................................................................17
SECTION  2.02.             EXECUTION AND AUTHENTICATION..........................................................17
SECTION  2.03.             REGISTRAR AND PAYING AGENT............................................................18
SECTION  2.04.             PAYING AGENT TO HOLD MONEY IN TRUST...................................................18
SECTION  2.05.             HOLDER LISTS..........................................................................19
SECTION  2.06.             TRANSFER AND EXCHANGE.................................................................19
SECTION  2.07.             REPLACEMENT DEBENTURES................................................................21
SECTION  2.08.             OUTSTANDING DEBENTURES................................................................21
SECTION  2.09.             TREASURY DEBENTURES...................................................................22
SECTION  2.10.             TEMPORARY DEBENTURES..................................................................22
SECTION  2.11.             CANCELLATION..........................................................................22
SECTION  2.12.             DEFAULTED INTEREST....................................................................23
SECTION  2.13.             RECORD DATE...........................................................................23
SECTION  2.14.             CUSIP NUMBER..........................................................................23

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION  3.01.             NOTICES TO TRUSTEE....................................................................23
SECTION  3.02.             SELECTION OF DEBENTURES TO BE REDEEMED................................................24
SECTION  3.03.             NOTICE OF REDEMPTION..................................................................24
SECTION  3.04.             EFFECT OF NOTICE OF REDEMPTION........................................................25
SECTION  3.05.             DEPOSIT OF REDEMPTION PRICE...........................................................25
SECTION  3.06.             DEBENTURES REDEEMED IN PART...........................................................26
SECTION  3.07.             OPTIONAL REDEMPTION...................................................................26
SECTION  3.08.             MANDATORY REDEMPTION..................................................................27
SECTION  3.09.             OFFER TO PURCHASE BY APPLICATION OF

                           EXCESS PROCEEDS.......................................................................27


                                   ARTICLE 4

                                   COVENANTS

                                      (i)

SECTION  4.01.             PAYMENT OF DEBENTURES.................................................................29
SECTION  4.02.             MAINTENANCE OF OFFICE OR AGENCY.......................................................29
SECTION  4.03.             REPORTS...............................................................................29
SECTION  4.04.             COMPLIANCE CERTIFICATE................................................................30
SECTION  4.05.             TAXES.................................................................................31
SECTION  4.06.             STAY, EXTENSION AND USURY LAWS........................................................31
SECTION  4.07.             RESTRICTED PAYMENTS...................................................................31
SECTION  4.08.             DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES..........................................................................34
SECTION  4.09.             INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                           STOCK.................................................................................35
SECTION  4.10.             ASSET SALES...........................................................................38
SECTION  4.11.             EQUITY INTERESTS OF WHOLLY OWNED SUBSIDIARIES.........................................39
SECTION  4.12.             TRANSACTIONS WITH AFFILIATES..........................................................39
SECTION  4.13.             LIENS.................................................................................40
SECTION  4.14.             CORPORATE EXISTENCE...................................................................40
SECTION  4.15.             OFFER TO REPURCHASE UPON CHANGE OF CONTROL............................................40
SECTION  4.16.             PAYMENTS FOR CONSENT..................................................................41

                                   ARTICLE 5

                                  SUCCESSORS

SECTION  5.01.             MERGER, CONSOLIDATION, OR SALE OF ASSETS..............................................42
SECTION  5.02.             SUCCESSOR CORPORATION SUBSTITUTED.....................................................42

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION  6.01.             EVENTS OF DEFAULT.....................................................................43
SECTION  6.02.             ACCELERATION..........................................................................45
SECTION  6.03.             OTHER REMEDIES........................................................................46
SECTION  6.04.             WAIVER OF PAST DEFAULTS...............................................................46
SECTION  6.05.             CONTROL BY MAJORITY...................................................................47
SECTION  6.06.             LIMITATION ON SUITS...................................................................47
SECTION  6.07.             RIGHTS OF HOLDERS OF DEBENTURES TO
                           RECEIVE PAYMENT.......................................................................47
SECTION  6.08.             COLLECTION SUIT BY TRUSTEE............................................................48
SECTION  6.09.             TRUSTEE MAY FILE PROOFS OF CLAIM......................................................48
SECTION  6.10.             PRIORITIES............................................................................48
SECTION  6.11.             UNDERTAKING FOR COSTS.................................................................49


                                   ARTICLE 7

                                    TRUSTEE

SECTION  7.01.             DUTIES OF TRUSTEE.....................................................................49
SECTION  7.02.             RIGHTS OF TRUSTEE.....................................................................50
SECTION  7.03.             INDIVIDUAL RIGHTS OF TRUSTEE..........................................................51


                                     (ii)

SECTION  7.04.             TRUSTEE'S DISCLAIMER..................................................................51
SECTION  7.05.             NOTICE OF DEFAULTS....................................................................51
SECTION  7.06.             REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.......................................51
SECTION  7.07.             COMPENSATION AND INDEMNITY............................................................52
SECTION  7.08.             REPLACEMENT OF TRUSTEE................................................................52
SECTION  7.09.             SUCCESSOR TRUSTEE BY MERGER, ETC......................................................53
SECTION  7.10.             ELIGIBILITY; DISQUALIFICATION.........................................................54
SECTION  7.11.             PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                           COMPANY...............................................................................54

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.01.             OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                            DEFEASANCE...........................................................................54
SECTION  8.02.             LEGAL DEFEASANCE AND DISCHARGE........................................................54
SECTION  8.03.             COVENANT DEFEASANCE...................................................................55
SECTION  8.04.             CONDITIONS TO LEGAL OR COVENANT DEFEASANCE............................................55
SECTION  8.05.             DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                           IN TRUST; OTHER MISCELLANEOUS PROVISIONS..............................................57
SECTION  8.06.             REPAYMENT TO COMPANY..................................................................57
SECTION  8.07.             REINSTATEMENT.........................................................................57

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION  9.01.             WITHOUT CONSENT OF HOLDERS OF DEBENTURES..............................................58
SECTION  9.02.             WITH CONSENT OF HOLDERS OF DEBENTURES.................................................59
SECTION  9.03.             COMPLIANCE WITH TRUST INDENTURE ACT...................................................60
SECTION  9.04.             REVOCATION AND EFFECT OF CONSENTS.....................................................60
SECTION  9.05.             NOTATION ON OR EXCHANGE OF DEBENTURES.................................................60
SECTION  9.06.             TRUSTEE TO SIGN AMENDMENTS, ETC.......................................................61

                                  ARTICLE 10


                            COLLATERAL AND SECURITY

SECTION  10.01.            SECURITY AND PLEDGE AGREEMENT.........................................................61
SECTION  10.02.            TRANSFERS OF INTELLECTUAL PROPERTY AND
                           SIMILAR ASSETS........................................................................62
SECTION  10.03.            RECORDING AND OPINIONS................................................................62
SECTION  10.04.            RELEASE OF COLLATERAL.................................................................63
SECTION  10.05.            CERTIFICATES OF THE COMPANY...........................................................63
SECTION  10.06.            CERTIFICATES OF THE TRUSTEE...........................................................64
SECTION  10.07.            AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                           UNDER THE SECURITY AND PLEDGE AGREEMENT...............................................64
SECTION  10.08.            AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
                           THE SECURITY AND PLEDGE AGREEMENT.....................................................64

                                     (iii)

SECTION  10.09.            TERMINATION OF SECURITY INTERESTS.....................................................64

                                  ARTICLE 11

                             SUBSIDIARY GUARANTEES

SECTION  11.01.            APPLICATION...........................................................................65
SECTION  11.02.            GUARANTEE.............................................................................65
SECTION  11.03.            LIMITATION ON GUARANTOR LIABILITY.....................................................66
SECTION  11.04.            EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE........................................67
SECTION  11.05.            GUARANTORS MAY CONSOLIDATE, ETC., ON
                           CERTAIN TERMS.........................................................................67
SECTION  11.06.            RELEASES FOLLOWING SALE OF ASSETS.....................................................67

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION  12.01.            TRUST INDENTURE ACT CONTROLS..........................................................68
SECTION  12.02.            NOTICES...............................................................................68
SECTION  12.03.            COMMUNICATION BY HOLDERS OF DEBENTURES WITH
                           OTHER HOLDERS OF DEBENTURES...........................................................69
SECTION  12.04.            CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....................................69
SECTION  12.05.            STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.........................................70
SECTION  12.06.            RULES BY TRUSTEE AND AGENTS...........................................................70
SECTION  12.07.            NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                           AND STOCKHOLDERS......................................................................70
SECTION  12.08.            GOVERNING LAW.........................................................................70
SECTION  12.09.            NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........................................71
SECTION  12.10.            SUCCESSORS............................................................................71
SECTION  12.11.            SEVERABILITY..........................................................................71
SECTION  12.12.            COUNTERPART ORIGINALS.................................................................71
SECTION  12.13.            TABLE OF CONTENTS, HEADINGS, ETC......................................................71



EXHIBIT A                  Form of Debenture
EXHIBIT B                  Form of Security and Pledge Agreement
EXHIBIT C                  Form of License Agreement
EXHIBIT D                  Form of Subsidiary Guarantee
EXHIBIT E                  Form of Supplemental Indenture
EXHIBIT F                  Form of Subsidiary Intercompany Note

                                     (iv)

                  INDENTURE dated as of April __, 1998 between Finlay Enterprises, Inc., a Delaware corporation (the "Company"), and Marine Midland Bank, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the % Debentures due , 2008 (the "Debentures").

                                  ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION   1.01.            DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; and (iii) Indebtedness incurred by such Person in connection with the acquisition of assets from another Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such specified Person acquiring such assets.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Paying Agent, Registrar or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory or accounts receivable in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof or the provisions of Article

5 hereof and not by the provisions of Section 4.10 hereof); and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company; (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company; (iii) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof;
(iv) any disposition of assets of the Company or any Subsidiary of the Company in connection with the Security and Pledge Agreement; (v) any sale of any item pursuant to the Gold Consignment Agreement or any item deemed to be Consignment Inventory immediately prior to such sale; (vi) any sale and leaseback of any assets within 60 calendar days after the acquisition of such assets; (vii) any sale, conveyance or other disposition, without recourse, of Receivables to a Receivables Subsidiary, provided that cash or Cash Equivalents in an amount at least equal to the fair market value thereof is received in consideration thereof and, provided further, that any such transfer to an entity that is not a Receivables Subsidiary or that ceases to be a Receivables Subsidiary shall not be exempted from the definition of "Asset Sale" by reason of this clause (vii); and (viii) sales of surplus and other property or equipment that has become worn-out, obsolete, damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, will not be deemed to be Asset Sales. Any Asset Sale that occurs by reason of an entity ceasing to be a Receivables Subsidiary as contemplated in clause (vii) above shall be deemed to have been made as of the date of such cessation.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York or at a place of payment are authorized by law, legislation or executive order to remain closed. If a payment date is a day other than a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Finlay Enterprises; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; (iv) the first day on which a majority of the members of the Board of Directors of the Company or Finlay Enterprises are not Continuing Directors; or (v) the first day on which Finlay Enterprises ceases to own 100% of the outstanding Equity Interests of the Company. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Company" means Finlay Enterprises, Inc., and any and all successors thereto.

         "Consignment Inventory" means, at any time, each item of merchandise (including any gold content thereof) which (i) at such time is in possession of the Company, Finlay Jewelry or any of their respective Subsidiaries as consignee pursuant to a written consignment agreement or other consignment arrangement including, without limitation, a consignment order or consignment invoice, (ii) at such time is identified in computer records of the Company, Finlay Jewelry or any of their respective Subsidiaries as being "memo" or "consigned inventory", (iii) as of such time has not been sold, and (iv) to which title, at such time, is retained by a consignor under such consignment agreement or other consignment arrangement until such item of merchandise is sold or deemed sold by the consignor to the consignee. Title to an item of merchandise described in the foregoing sentence is deemed to be retained by such consignor until, in accordance with the applicable consignment agreement or other consignment arrangement, title is transferred (or deemed to be transferred) to a buyer, the Company, Finlay Jewelry or any of their respective Subsidiaries, regardless of whether any procedures have been performed to protect the consignor's title with respect to such item of merchandise.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus
(v) without duplication, the nonrecurring expenses of such Person and its Subsidiaries relating to the Equity Offering and the Refinancing to the extent that any such expense was deducted (and not capitalized) in computing such Person's Consolidated Net Income; minus (vi) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof; (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Finlay Enterprises who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature; provided that any Capital Stock issued to employees, consultants or directors of the Company or any of its Subsidiaries pursuant to a stock option or other compensation plan of the Company or any of its Subsidiaries shall not be deemed to be Disqualified Stock solely because of any mandatory repurchase features contained in such plan, except to the extent that the repurchase obligations of the Company and its Subsidiaries in respect thereof exceed $5.0 million in the aggregate since the date of this Indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means the sale by Finlay Enterprises and certain selling stockholders of an aggregate of 1,600,000 shares of the of Finlay Enterprises' Common Stock on the date of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Revolving Debt) in existence on the date of this Indenture, until such amounts are repaid.

         "Finlay Jewelry" means Finlay Fine Jewelry Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Finlay Enterprises, Inc., a Delaware Corporation.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted under Regulation S-X promulgated pursuant to the Securities Act to be reflected in pro forma financial statements included in a registration statement filed with the Commission) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and (iii) to the extent not included in clause (i), any interest expense on Indebtedness of another Person for such period that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); (iv) to the extent not included in clause (i), any costs, commissions, discounts, other fees or charges relating to or in respect of any Receivables Subsidiary; and (v) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) for such period on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person for such period, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Equity Offering or the Refinancing be included in Fixed Charges.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture, provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or Commission shall be prepared in connection with GAAP, as in effect on the day of such report or other financial information.

         "Gold Consignment Agreement" means the Gold Consignment Agreement, dated as of June 15, 1995, by and between Finlay Jewelry and Rhode Island Hospital Trust National Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced from time to time.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business),

direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means each direct and indirect Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and foreign exchange rates and
(iii) precious metal options and futures contracts and other precious metal hedging obligations.

         "Holder" means a Person in whose name a Debenture is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as, to the extent not otherwise included, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include up to $3.0 million at any one time outstanding of deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due in the case of any other Indebtedness and (iii) for purposes of calculating the amount of Indebtedness of any Receivables Subsidiaries, the Receivables Financing Amount relating thereto.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity

Interests or other securities of such other Persons, together with all items of such other Persons that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interest of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sales (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Revolving Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness); provided that, notwithstanding the foregoing, the Company and any of its Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "Old Debentures" means the Finlay Enterprises' 12% Senior Discount Debentures due 2005.

         "Old Notes" means the Company's 10 5/8% Senior Notes due 2003.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is evidenced by Capital Stock or Subsidiary Intercompany Notes; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor; (d) any capital contribution (including any transaction deemed to be a capital contribution in accordance with GAAP) by the Company to any of its Wholly Owned Subsidiaries; (e) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of
Section 4.10 hereof; (f) advances to vendors in the ordinary course of business consistent with past practices; (g) any Investment existing on the date of this Indenture; (h) loans and relocation, travel and similar advances to employees and officers of the Company or its Subsidiaries in the ordinary course of business for bona-fide purposes reasonably related to the business of the Company and its Subsidiaries, not in excess of $5.0 million at any one time outstanding; (i) any acquisition, redemption or repurchase of Debentures or the Senior Notes; (j) any Investments relating to a Receivables Subsidiary, provided that any Investment in an entity that ceases to be a Receivables Subsidiary shall cease to be a Permitted Investment by virtue of this clause and shall be deemed to constitute a new Investment as of the date of such cessation; and (k) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k), not to exceed $10.0 million at any time outstanding.

         "Permitted Liens" means (i) Liens securing the Senior Revolving Debt that were permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens incurred in the ordinary course of business;
(vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(vi) hereof covering only the assets acquired with such Indebtedness); (vii) Liens on Consignment Inventory; (viii) Liens under the Gold Consignment Agreement; (ix) Liens existing on the date of this Indenture;
(x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred
in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with clauses (vi) and (vii), respectively, of the definition of Permitted Debt; provided, however that in the case of purchase money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 30 days of such acquisition or construction; (xiii) Liens granted to lessors or licensors in the ordinary course of business consistent with past practice with respect to fixtures and equipment at store locations leased or licensed from such lessors or licensors;
(xiv) Liens securing any Permitted Refinancing Indebtedness to the extent the Indebtedness being exchanged, extended, renewed, replaced or refunded (and such Permitted Refinancing Indebtedness) was permitted to be so secured; (xv) Liens incurred pursuant to the pledge of any assets (including intercompany notes in respect of monies loaned or advanced by the Company or to the Company) or the assignment of any licenses or other agreements under the Security and Pledge Agreement; (xvi) Liens for judgments, attachments, seizures or levies not to exceed $500,000 in the aggregate outstanding at any time; (xvii) Liens on Receivables transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary; and (xviii) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the incurrence thereof to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries that was permitted by this Indenture to be incurred; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, consent fees and interest incurred in connection therewith); (ii) such Permitted Refinancing
Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of the Company which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse (including, without limitation, by way of any increase in the amount of Indebtedness secured) to the holders of the Debentures than the terms of the Liens (if any) securing such refinanced Indebtedness.

         "Person" means a natural person, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Principals" means David B. Cornstein, Arthur E. Reiner, Thomas H. Lee, Thomas H. Lee Capital LLC, employees of Thomas H. Lee Capital LLC and Equity-Linked Investors-II.

         "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of Finlay Enterprises registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) after the date of this Indenture that results in net proceeds of at least $10.0 million to Finlay Enterprises.

         "Qualified Proceeds" means any of the following or any combination of the following: (i) assets (other than cash or Cash Equivalents) or inventory that are used or useable in the business engaged in by the Company or any of its Subsidiaries on the date of this Indenture (or in a business reasonably related thereto) or (ii) the Equity Interests of any Person engaged primarily in a business similar to that of the Company or any of its Subsidiaries as of the date of this Indenture, if, in connection with the receipt by the Company or any Subsidiary of the Company of such Equity Interests, (a) such Person becomes a Wholly Owned Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary of the Company.

         "Receivables" means, collectively, (a) the Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods and/or services by the Company or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable"), (b) all of the Company's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

         "Receivables Facility" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables.

         "Receivables Financing Amount" means at any date, with respect to any Receivables Facility of any Person, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of "Receivables") transferred ("Transferred Receivables") in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

         "Receivables Subsidiary" means any Wholly Owned Subsidiary created primarily to purchase or finance the Receivables of the Company and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of this Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under provisions of Section 4.09 hereof, the Company shall be in default of such covenant).

         "Refinancing" means (i) the offering by Finlay Enterprises of the Debentures, (ii) the offering by Finlay Jewelry of the Senior Notes, (iii) the repurchase or redemption of the Old Debentures by Finlay Enterprises , (iv) the repurchase or redemption of the Old Notes by Finlay Jewelry, (v) the repayment of the original issue discount on the Old Debentures, and (vi) the proposed amendment of the Revolving Credit Agreement to increase the line of credit thereunder to $275.0 million and to make certain other changes.

         "Related Parties" with respect to any Principal means any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause.

         "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Revolving Credit Agreement" means the Amended and Restated Credit Agreement, dated as of September 11, 1997, among Finlay Jewelry and Finlay Enterprises, as Borrowers (as defined therein), and General Electric Capital Corporation, as Agent (as defined therein) and Lender (as defined therein), and the other Lenders named therein, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced from time to time.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Note Indenture" means the indenture, dated the date hereof, by and between Finlay Jewelry and Marine Midland Bank, as trustee, relating to the Senior Notes.

         "Senior Notes" means Finlay Jewelry's __% Senior Notes due ______,
2008.

         "Senior Revolving Debt" means revolving credit borrowings under the Revolving Credit Agreement and revolving consignments under the Gold Consignment Agreement and, if any, a substantially similar gold consignment agreement pursuant to Section 4.09(b)(iv)(y)(b) hereof.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of share of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Intercompany Notes" means the intercompany notes, subordinate (in accordance with the terms of this Indenture) in right of payment to all existing Indebtedness of the issuer (other than Indebtedness which by its terms is subordinate in right of payment to other Indebtedness of such issuer), issued by the Company or a Subsidiary of the Company in favor of the Company or a Subsidiary of the Company to evidence advances by the Company or a Subsidiary of the Company, in each case, in the form attached as Exhibit F to this Indenture.

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of November 1, 1992, between the Company and Finlay Jewelry.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION   1.02.            OTHER DEFINITIONS.



                                                                                          Defined in
                           Term                                                             Section
                  "Affiliate Transaction" ...................................................4.12
                  "Asset Sale Offer".........................................................3.09
                  "Authentication Order" ....................................................2.02
                  "Change of Control Offer" .................................................4.15
                  "Change of Control Payment" ...............................................4.15
                  "Change of Control Payment Date" ..........................................4.15
                  "Commission" ..............................................................4.03
                  "Covenant Defeasance" .....................................................8.03
                  "Definitive Debenture" ....................................................2.01
                  "Event of Default" ........................................................6.01
                  "Excess Proceeds" .........................................................4.10
                  "Global Debenture" ........................................................2.01
                  "incur" ...................................................................4.09
                  "Legal Defeasance" ........................................................8.02
                  "Offer Amount".............................................................3.09
                  "Offer Period" ............................................................3.09
                  "Paying Agent" ............................................................2.03
                  "Payment Default" .........................................................6.01
                  "Permitted Debt"...........................................................4.09
                  "Purchase Date" ...........................................................3.09
                  "Registrar" ...............................................................2.03
                  "Restricted Payments"......................................................4.07
                  "Security and Pledge Agreement"...........................................10.01

SECTION   1.03.            TERMS OF TIA.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Debentures;

                  "indenture security Holder" means a Holder of a Debenture;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and


                  "obligor" on the Debentures and the Subsidiary Guarantees, if any, means the Company and the Guarantors, respectively, and any successor obligor upon the Debentures and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION   1.04.            RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has
                  the meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                           (4) words in the singular include the plural, and
                  in the plural include the singular;

                           (5) provisions apply to successive events and
                  transactions;

                           (6) references to sections of or rules under the
                  Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

                           (7) words implying the feminine or masculine gender
                  shall be deemed to include all genders.

                                   ARTICLE 2

                                THE DEBENTURES


SECTION   2.01.            FORM AND DATING.

                  (a) General. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, and each Guarantor (if any), by its execution and delivery of its Subsidiary Guarantee, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Debentures. Debentures issued in global form (each a "Global Debenture") shall be substantially in the form of Exhibit A attached hereto (including the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form (each a "Definitive Debenture") shall be substantially in the form, if any, of Exhibit A attached hereto (but without the "Schedule of Exchanges of Interests in Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION   2.02.            EXECUTION AND AUTHENTICATION.

                  An Officer shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

                  If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

                  A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION   2.03.            REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints the Depository Trust Company to act as Depositary with respect to the Global Debentures.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Debentures.

SECTION   2.04.            PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION   2.05.            HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA ss. 312(a).

SECTION   2.06.            TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee, or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as set forth in the second sentence of this Section 2.06(a), every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in Global Debentures. The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Debentures. Any contrary provision hereof notwithstanding, no Definitive Debentures shall be issued or exchanged for beneficial interests in any Global Debenture except upon the satisfaction of the conditions set forth in Section 2.06(a)(i), (ii) or (iii) hereof.

                  (d) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing. Upon receipt of a request to register such a transfer, the Registrar shall register the Debentures pursuant to the instructions from the Holder thereof.

                  (e) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

                  (f) General Provisions Relating to Transfers and Exchanges.

                           (i)  To permit registrations of transfers and
exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to an owner of
a beneficial interest in

a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

                           (iii) The Registrar shall not be required to
register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                           (iv) All Global Debentures and Definitive
Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue,
to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any

Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

                           (vi)  Prior to due presentment for the registration
of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii)  The Trustee shall authenticate Global
Debentures and Definitive Debentures in accordance with the provisions of
Section 2.02 hereof.

SECTION   2.07.            REPLACEMENT DEBENTURES.

                  If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

                  Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION   2.08.            OUTSTANDING DEBENTURES.

                  The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture; however, Debentures held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

                  If the principal amount of any Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION  2.09.             TREASURY DEBENTURES.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Debentures that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Subsidiary of the Company or an Affiliate of the Company until legal title to such Debentures passes to the Company or such Subsidiary or Affiliate, as the case may be.

SECTION  2.10.             TEMPORARY DEBENTURES.

                  Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

                  Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.


SECTION  2.11.             CANCELLATION.

                  The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION  2.12.             DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION  2.13.             RECORD DATE.

                  The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss.316(c).

SECTION  2.14.             CUSIP NUMBER.

                  The Company in issuing the Debentures may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3


                           REDEMPTION AND PREPAYMENT

SECTION  3.01.             NOTICES TO TRUSTEE.

                  If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed, and (iv) the redemption price. In addition, in the case of a redemption pursuant to the provisions of
Section 3.07(a) hereof, if the obligations of the Company in respect of such redemption are subject to the provisions of Section 3.04(b) hereof, such Officer's Certificate shall so state.

SECTION  3.02.             SELECTION OF DEBENTURES TO BE REDEEMED.

                  If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION  3.03.             NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail to its registered address, a notice of redemption to each Holder whose Debentures are to be redeemed.

                  The notice shall identify the Debentures to be redeemed and shall state:


                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

                  (d) the name and address of the Paying Agent;

                  (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed;

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures; and

                  (i) in the case of a notice of redemption pursuant to the provisions of Section 3.07(a) hereof subject to revocation in accordance with the provisions of such Section, that the Company reserves the right to revoke such notice of redemption at any time not later than the date which is ten days prior to the date of redemption specified in such notice.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice pursuant to this Section 3.03.

SECTION  3.04.             EFFECT OF NOTICE OF REDEMPTION.

                  (a) Subject to the provisions of Section 3.04(b) hereof, (i) once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price, and (ii) a notice of redemption may not be conditional.

                  (b) In the case of a notice of redemption pursuant to the

provisions of Section 3.07(a) hereof which is revoked in accordance with the provisions of such Section, (i) the Debentures shall not become due on the redemption date specified in such revocable notice of redemption, (ii) the Company shall not be required to pay the redemption price or, unless the proposed redemption date was also a semi-annual interest payment date, any accrued interest in respect of the Debentures, on such date and (iii) the principal of the Debentures shall remain due and payable as if such revocable notice of redemption had not been given.

SECTION  3.05.             DEPOSIT OF REDEMPTION PRICE.

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on all Debentures to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION  3.06.             DEBENTURES REDEEMED IN PART.

                  Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION  3.07.             OPTIONAL REDEMPTION.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Debentures pursuant to this Section 3.07 prior to _______, 2003. Thereafter, the Debentures will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on _________ of the years indicated below:

                  Year                                                                  Percentage
                  2003..................................................................._______%
                  2004..................................................................._______%
                  2005..................................................................._______%
                  2006 and thereafter ..................................................100.000 %

provided, however, that if the Company, at its option, specifies in the notice of redemption provided for in this Section 3.07(a) that such notice is revocable, then the Company may revoke such notice at its further option at any time on or prior to the date which is 10 days prior to the redemption date specified in such notice (provided such notice so specifies) by providing a notice of revocation to the Trustee on or prior to the date on which the Company's revocation right expires (and the Trustee shall promptly mail such notice to the Holders by first class mail).

                  (b) Notwithstanding the provisions of clause (a) of this
Section 3.07, during the first 36 months after April __, 1998, the Company may on any one or more occasions redeem up to $25.0 million in aggregate principal amount of Debentures at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings by the Company; provided that at least $50.0 million in aggregate principal amount of Debentures remains outstanding immediately after the occurrence of such redemption (excluding Debentures held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Public Equity Offering.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION  3.08.             MANDATORY REDEMPTION.

                  Except as set forth in Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Debentures. There are no sinking fund payments with respect to the Debentures.

SECTION  3.09.             OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Debentures (an "Asset Sale Offer"), it shall follow the procedures specified below.


                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Debentures required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Debenture not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

                  (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Debenture purchased;

                  (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Debenture, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                                   ARTICLE 4
                                   COVENANTS

SECTION  4.01.             PAYMENT OF DEBENTURES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION  4.02.             MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION  4.03.             REPORTS.

                  Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Debentures are outstanding, the Company shall furnish to the Trustee and, upon receipt thereof, the Trustee shall mail to the Holders of Debentures all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Any materials required to be furnished to Holders of Debentures by this Section 4.03 shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management's

Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and the Guarantors, if any, separate from the financial condition and results of operations of the other Subsidiaries of the Company. The Company and each Guarantor, if any, shall also comply with the provisions of TIA ss.314(a).

SECTION  4.04.             COMPLIANCE CERTIFICATE.

                  (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security and Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security and Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security and Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe (i) that the Company has violated any provisions of Article 4 (other than Sections 4.02, 4.03 (except as set forth below), 4.04 and 4.06, as to which no belief need be expressed) or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof or (ii) that the information contained in the Company's filings on Forms 10-Q and 10-K failed to comply in any material respect with the requirements of Regulations S-K and S-X under the Securities Act insofar as they relate to accounting matters or, if any such filing has failed to comply in all material respect with such Regulations, specifying the nature of such violations; it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION  4.05.             TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION  4.06.             STAY, EXTENSION AND USURY LAWS.

                  The Company hereby, and each of the Guarantors by execution and delivery of its Subsidiary Guarantee, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION  4.07.             RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company);


                           (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests in the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

                           (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures or any Guarantee thereof, other than a payment of interest or principal at the Stated Maturity for such payment; or

                           (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                           (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                           (y) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.09(a) hereof; and

                           (z) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by the provisions of Section 4.07(b)(ii)(iii) and (vi) to the extent that payments to Finlay Enterprises pursuant to the Tax Allocation Agreement are less than or equal to the total tax liabilities of the Company and its Subsidiaries that would be payable if the Company and its Subsidiaries were to file a separate consolidated return hereof), is less than the sum of (1) 50% of the Consolidated Net Income of the Company (which Consolidated Net Income shall first be reduced by the amount of any payments to Finlay Enterprises of the type described in
         Section 4.07(b)(viii) hereof) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this

         Indenture of, or capital contributions with respect to, Equity Interests of the Company, or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
         (B) the initial amount of such Restricted Investment, plus (4) 100% of any dividends, distributions or other interest actually received in cash by the Company after the date of this Indenture from a Subsidiary of the Company, the Net Income of which Subsidiary has been excluded from the computation of Consolidated Net Income; plus
         (5) $7.5 million.

                  (b) The provisions of Section 4.07(a) hereof will not prohibit:

                           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                           (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that, the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded for purposes of Section 4.07(a)(z)(2) hereof;

                           (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that, the amount of any such net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded for purposes of Section 4.07(a)(z)(2) hereof;

                           (iv) payments to Finlay Enterprises to permit the substantially concurrent repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Finlay Enterprises held by any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, or by the estate of any such

         Person, pursuant to any equity subscription, stock option, employment or similar agreement upon the death, retirement or termination, as the case may be, of such Person; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million during any twelve-month period (which amount shall not be cumulative), plus (A) the aggregate cash proceeds received by Finlay Enterprises during such twelve-month period from any reissuance of Equity Interests by Finlay Enterprises to any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, plus (B) the aggregate amount, if any, paid during such twelve-month period in connection with the repurchase, redemption, retirement or acquisition of Equity Interests of Finlay Enterprises pursuant to any one or more agreements between Finlay Enterprises and Arthur E. Reiner as in effect on the date of this Indenture, and, provided further, no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

                           (v) purchases of Equity Interests upon cashless exercise of options, to the extent cashless exercise is permitted under the terms of the relevant stock option agreement and of the incentive plan pursuant to which such options were issued; and

                           (vi) required purchases of subordinated
         Indebtedness upon a Change of Control or similar event constituting a "change in control" for purposes of the agreement or agreements governing such subordinated Indebtedness, provided that, prior to making any such purchases of such Subordinated Indebtedness, the Company makes a Change of Control Offer and makes the Change of Control Payments on the Change of Control Payment Date
         (in each case, whether or not otherwise required to do so by this Indenture) that would be required if a Change in Control had occurred.

                  (c) In determining whether any Restricted Payment is permitted by this Section 4.07, the Company may allocate or reallocate any portion or all of such Restricted Payment among the clauses (i) through (vi) of Section 4.07(b) hereof or among such clauses and Section 4.07(a) hereof, including clauses (x), (y) and (z), provided that, after giving effect to such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of such Sections.

                  (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors, whose resolutions with respect thereto shall be set forth in Officers' Certificate delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accountant, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the

Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION  4.08.             DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital
Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the Revolving Credit Agreement and the Gold Consignment Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Agreement and the Gold Consignment Agreement as in effect on the date,
(c) this Indenture and the Debentures, and the Senior Note Indenture and the Senior Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred, (f) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in the beginning of this clause
(iii) on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) Permitted Liens, (j) any instrument binding upon a Receivables Subsidiary, provided that such instrument does not bind the Company or any other Subsidiary of the Company or any of their respective properties or assets or (k) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

SECTION  4.09.             INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                           STOCK.

                  (a) The Company

                           (i) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and

                           (ii) shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock;

provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) The provisions of Section 4.09(a) hereof shall not apply to any of the following (collectively, "Permitted Debt"):

                           (i) the incurrence by the Company or any of its Subsidiaries of revolving credit Indebtedness and letter of credit obligations pursuant to the Revolving Credit Agreement in an aggregate principal amount not to exceed at the time of incurrence thereof the greater of (x) $275.0 million or (y) 70% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days, other than by reason of any Bankruptcy Law) at any one time outstanding, provided that such $275.0 million specified in clause (i)(x) above shall be permanently reduced by the aggregate amount of Indebtedness of all Receivables Subsidiaries of the Company and its Subsidiaries;

                           (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

                           (iii) the incurrence by the Company of Indebtedness represented by the Debentures and by Finlay Jewelry of Indebtedness

         represented by the Senior Notes;

                           (iv) the incurrence by Finlay Jewelry of Indebtedness or other obligations in an aggregate principal amount of up to the greater of (x) $37.0 million and (y) 90% of the fair market value of the fine gold content of specified Consignment Inventory eligible to be consigned under (a) the Gold Consignment Agreement or
         (b) a substantially similar gold consignment agreement that Finlay Jewelry may enter into subsequent to the date of this Indenture which provides for the transfer of title to the gold content of Consignment Inventory from the relevant vendor to a gold consignor; provided that such $37.0 million specified in clause (x) above shall be permanently reduced by the aggregate amount of all Net Proceeds of Asset Sales applied to repay such Indebtedness pursuant to Section 4.10(b)(i) hereof;

                           (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations in aggregate principal amount not to exceed $4.0 million at any time outstanding;

                           (vi) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $4.0 million at any time outstanding;

                           (vii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness;

                           (viii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (x) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate (in accordance with the terms of this Indenture) to the payment in full of all Obligations with respect to the Debentures and (y)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                           (ix) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                           (x) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging commodity price risk, entered into in the ordinary course of business and not for speculative purposes, to protect against fluctuations in the prices of raw materials used in the Company's or such Subsidiary's business in amounts reasonably related to such business;

                           (xi) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign exchange rate risk, entered into in the ordinary course of business and not for speculative purposes and in amounts reasonably related to the businesses of the Company and its Subsidiaries;

                           (xii) the incurrence by the Company or any of its Subsidiaries of Acquired Debt of a Person incurred prior to the date upon which such Person was (or such Person's assets were) acquired by the Company or any of its Subsidiaries (excluding Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition) in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

                           (xiii) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of worker's compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Subsidiaries in the ordinary course of business;

                           (xiv) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from any agreement entered into by the Company or any of its Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with any asset sale;

                           (xv) the incurrence of Indebtedness by the Company or any of its Subsidiaries in connection with a Guarantee of any Indebtedness of the Company or any of its Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

                           (xvi) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and


                           (xvii) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.09(b) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $40.0 million.

                  (c) For purposes of determining compliance with the provisions of Section 4.09(b), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.09(b)(i) through (xvii) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with the provisions of this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to
Section 4.09(a) hereof. Indebtedness permitted to be incurred pursuant to Sections 4.09(b)(i) through (xvii) above may be incurred pursuant to one agreement or several agreements with one lender or several lenders.

SECTION   4.10.            ASSET SALES.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of (a) cash or Cash Equivalents or (b) Qualified Proceeds, provided, that the aggregate fair market value of Qualified Proceeds that may be received pursuant to this clause (ii)(b) shall not exceed an aggregate of $10.0 million after the date of this Indenture; provided further, that the amount of

(x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (and in any event, in not more than 30 days) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

                  (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option to
(i) repay revolving indebtedness or other obligations either under the Revolving Credit Agreement or the Gold Consignment Agreement (or a

substantially similar gold consignment agreement pursuant to Section 4.09(b)(iv)(y)(b) hereof) or a combination thereof (and to correspondingly permanently reduce revolving borrowing commitments or revolving consignment commitments or a combination thereof with respect thereto) or (ii) the acquisition of a controlling interest in another business, the making of capital expenditures or the acquisition of other assets used or useable, in each such case, in the business engaged in by the Company or any of its Subsidiaries on the date hereof or in a business reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise make an Investment of such Net Proceeds in any manner that is not prohibited by the terms of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Debentures (an "Asset Sale Offer") in accordance with the provisions of Section
3.09 hereof to purchase the maximum principal amount of Debentures that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. To the extent that the aggregate amount of Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any of its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes or otherwise make an Investment of such remaining amounts in any manner that is not prohibited by this Indenture. If the aggregate principal amount of Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer if (i) the Company's obligation to make such Asset Sale Offer is due to an Asset Sale by one or more of the Company's Subsidiaries, (ii) as a result of such Asset Sale (or Asset Sales), Finlay Jewelry is required to make and does make an offer similar to an Asset Sale Offer to the holders of the Senior Notes in accordance with the terms of the Senior Note Indenture and (iii) to the extent that the aggregate amount of Senior Notes tendered pursuant to such offer is less than the Excess Proceeds, Finlay Jewelry makes an Asset Sale Offer to all Holders of Debentures with such remaining Excess Proceeds.

SECTION  4.11.             EQUITY INTERESTS OF WHOLLY OWNED SUBSIDIARIES.

                  The Company (a) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than to the Company or to a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and
(ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 4.10 and, if applicable pursuant to the provisions of Section 4.10 hereof, Section 3.09 hereof and (b) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or to a Wholly Owned Subsidiary of the Company.

SECTION  4.12.             TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution approved by a majority of the disinterested members of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness of such Affiliate Transaction, from a financial point of view, to the Holders; provided that (a) any employment, deferred compensation, stock option, noncompetition, consulting, indemnification or similar agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (b) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (c) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof, (d) any payments due to the Thomas H. Lee Capital LLC or Desai Capital Management Incorporated under the Lee Management Agreement or the Desai Management Agreement, each as amended as of the date hereof, (e) the performance by the Company of its obligations under the Stockholders' Agreement and the Registration Rights Agreement, each as amended as of the date hereof, (f) any payments by or to the Company or any Wholly Owned Subsidiary of the Company pursuant to the terms of the Tax Allocation Agreement, as amended as of the date hereof, (g) transfers, conveyances, sales, leases or other dispositions of Receivables to a Receivables Subsidiary, and (h) contracts, agreements and understandings in existence in writing on the date hereof and as in effect on such date, in each case, shall not be deemed Affiliate Transactions.

SECTION  4.13.             LIENS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, securing Indebtedness or trade payables, unless all payments due hereunder and under the Debentures are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION  4.14.             CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION  4.15.             OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment").

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by this Section 4.15, which procedures shall be described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

                  (c) On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date"), the Company shall, to the extent lawful,
(1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the

Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Change of Control provisions described above shall apply whether or not any other provision hereof is applicable.

                  (d) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION  4.16.             PAYMENTS FOR CONSENT.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or is paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5

                                  SUCCESSORS

SECTION  5.01.             MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and hereunder pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than 90% of the Consolidated Net

Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 4.09(a) hereof.

SECTION  5.02.                      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION  6.01.             EVENTS OF DEFAULT.

                  An "Event of Default" occurs if:

                  (a) default for 30 days in the payment when due of interest on the Debentures;


                  (b) default in payment when due of the principal of or premium, if any, on the Debentures;

                  (c) failure by the Company to comply with the provisions of Sections 3.09, 4.10 or 4.15 or Article 5 hereof;

                  (d) failure by the Company for 45 days after notice to comply with any of its other covenants hereunder or under the Debentures;

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (including any Indebtedness the payment of which is guaranteed by the Company or any of its Subsidiaries) other than a Receivables Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

                           (i) is caused by a failure to pay principal or a premium, if any, on such Indebtedness at the Stated Maturity for such payment of principal or premium, if any, or such later date as has been agreed in a writing (provided such writing is entered into prior to such

         Stated Maturity) by the parties to the documentation relating to such Indebtedness (a "Payment Default") or

                           (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more;

                  (f) failure by the Company or any of its Subsidiaries other than a Receivables Subsidiary to pay final judgments aggregating in excess of $12.5 million, which judgments are not paid, discharged or stayed for a period of 60 days (or 90 days if prior to such sixtieth day the Company has delivered to the Trustee an Officers' Certificate attesting that a financially responsible insurance company of recognized national standing has acknowledged in writing complete liability for such judgment and attached a copy of such acknowledgment thereto);

                  (g) the failure of any material representation or warranty of the Company set forth in the Security and Pledge Agreement to be true and correct or the failure by the Company to perform any of its material covenants under the Security and Pledge Agreement which, in either case,

                           (i) continues for five days after the earlier of the Company's management becoming aware thereof or the receipt of written notice thereof from the Trustee, the Pledgee or the Holders of 25% or more in principal amount of the then outstanding Debentures and

                           (ii) materially impairs or diminishes the Trustee's Lien on or the value of the Collateral (as defined in the Security and Pledge Agreement);

                  (h) repudiation by the Company of its obligations under the Security and Pledge Agreement or the unenforceability of the Security and Pledge Agreement against the Company for any reason;

                  (i) repudiation by any Subsidiary of its obligations under any Subsidiary Guarantee or, except as permitted hereunder, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid in any material respect or shall cease to be in full force and effect; and

                  (j) the Company or any of its Subsidiaries (other than a Receivables Subsidiary) within the meaning of any Bankruptcy Law:

                           (i)   commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due; or

                  (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its Subsidiaries (other than a Receivables Subsidiary);

                           (ii) appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries (other than a Receivables Subsidiary); or

                           (iii) orders the liquidation of the Company or any of its Subsidiaries (other than a Receivables Subsidiary);

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (l) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

SECTION  6.02.             ACCELERATION.

                  (a) If any Event of Default occurs and is continuing (other than as specified in Sections 6.01(j) or (k)), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures by written notice to the Trustee and the Company may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Sections 6.01(j) or (k) hereof, with respect to the Company, any Significant Subsidiary of the Company or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce this Indenture or the Debentures except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                  (b) If an Event of Default occurs on or after , 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to Section 3.07 hereof, then, upon acceleration of the Debentures, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Debentures to the contrary notwithstanding. If an Event of Default occurs prior to _________, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Debentures prior to such date, then, upon acceleration of the Debentures, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on _________ of the years set forth below, as set forth below (expressed as a percentage of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

                  Year                                                                 Percentage

                  1998 .................................................................________%
                  1999 .................................................................________%
                  2000 .................................................................________%
                  2001 .................................................................________%
                  2002 .................................................................________%
                  2003 .................................................................________%

                  (c) In the event of a declaration of acceleration of the Debentures because an Event of Default has occurred and is continuing as a result of a Payment Default or the acceleration of any Indebtedness described in Section 6.01(e) hereof, the declaration of acceleration of the Debentures shall be automatically annulled if

                           (i) any Payment Default described in clause (i) of such Section has been cured or waived and

                           (ii) the holders of any accelerated Indebtedness described in clause (ii) of such Section have rescinded the declaration of acceleration in respect of such Indebtedness provided in each such case that (a) such cure, waiver or rescission of such declaration of acceleration shall have been made in writing within 30 days of the date of such Payment Default or declaration, as the case may be, and (b) the annulment of the acceleration of such Debentures would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, except nonpayment of principal or interest on the Debentures that became due solely because of the acceleration of the Debentures, have been cured or waived.

                  (d) A Default under Section 6.01(d) hereof is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures give written notice to the Company of the default and the Company does not cure the Default within the period provided therein. The notice must specify in reasonable detail the Default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% or more in principal amount of the then outstanding Debentures request the Trustee to give such notice on their behalf, the Trustee shall do so.

SECTION  6.03.             OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

All remedies are cumulative to the extent permitted by law.

SECTION  6.04.             WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION  6.05.             CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may, however, refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

SECTION  6.06.             LIMITATION ON SUITS.

                  A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

                  (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25 % in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION  6.07.             RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION  6.08.             COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION  6.09.             TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10.             PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION  6.11.             UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7

                                    TRUSTEE

SECTION  7.01.             DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing,

the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall examine the certificates and opinions, however, to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i)  this clause does not limit the effect of clause
         (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION  7.02.             RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION  7.03.             INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. In the event that the Trustee acquires any conflicting interest, however, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


SECTION  7.04.             TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION  7.05.             NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Debenture, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION  7.06.             REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

                  Within 60 days after each _____________ beginning with the _____________ following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the Commission and each stock exchange on which the Debentures are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION  7.07.             COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION  7.08.             REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the

Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION  7.09.             SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or

transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION  7.10.             ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION  7.11.             PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.01.             OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                            DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION  8.02.             LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02 and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and the obligations of the Guarantors under the Subsidiary Guarantees, if any, then existing shall concurrently terminate. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
                                      55

Debentures, which shall thereafter be deemed to be "outstanding"

only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Articles 2 and 7 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION  8.03.             COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.15 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company's failure to perform its obligations pursuant to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.15 hereof shall not result in an Event of Default pursuant to Section 6.01(d) hereof, nor shall Sections 6.01(e) or 6.01(f) hereof constitute Events of Default. In connection with any Covenant Defeasance, the Company may, at its option, by written notice given to the Trustee prior to the delivery to the Trustee of the Opinion of Counsel referred to in Section 8.04(c) hereof, elect that any or all of the Subsidiary Guarantees, if any, then existing will be terminated on the date the obligations set forth in Section 8.04 hereof are satisfied. If no such notice is given to the Trustee with respect to a Subsidiary Guarantee, such Subsidiary Guarantee shall remain in full force and effect following such Covenant Defeasance.


SECTION  8.04.             CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Debentures:

In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debentures on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Sections 6.01(j) or 6.01(k) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is bound including, without limitation, the

Revolving Credit Agreement and the Gold Consignment Agreement;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of

Debentures over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.06.             REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than
                                      58

30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION  8.07.             REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION  9.01.             WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:


                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's (and Guarantors') obligations to the Holders of the Debentures in the case of a merger or consolidation or sale of all or substantially all of the Company's (and Guarantors') assets pursuant to Article 5 or Article 11 hereof;

                  (d) to release Liens on any Collateral as permitted by Section
10.04 hereof;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; and

                  (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION  9.02.             WITH CONSENT OF HOLDERS OF DEBENTURES.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures and any Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Debentures). The determination as to which Debentures are considered to be "outstanding" for purposes of this Section 9.02 shall be made in accordance with the provisions of Section 2.08 hereof.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

                  (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures;

                  (c) reduce the rate of or change the time for payment of interest on any Debenture;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Debenture payable in money other than that stated in the Debentures;


                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest on the Debentures;

                  (g) release the Lien of the Collateral Agent in any of the Collateral other than pursuant to the terms of this Indenture of the Security and Pledge Agreement; and

                  (h) waive a redemption payment with respect to any Debenture or make any change in Sections 4.10, 4.15, 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION  9.03.             COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION  9.04.             REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. Any such Holder of a Debenture or subsequent Holder of a Debenture, however, may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Debenture.

SECTION  9.05.             NOTATION ON OR EXCHANGE OF DEBENTURES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all

Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION  9.06.             TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10

                            COLLATERAL AND SECURITY

SECTION  10.01.            SECURITY AND PLEDGE AGREEMENT.

                  The due and punctual payment of the principal of and interest on the Debentures when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Debentures and performance of all other obligations of the Company to the Holders of Debentures or the Trustee under this Indenture and the Debentures, according to the terms hereunder or thereunder, shall be secured as provided in the Security and Pledge Agreement, a copy of which is attached hereto as Exhibit B, which the Company has entered into simultaneously with the execution of this Indenture (the "Security and Pledge Agreement"). Each Holder of Debentures, by its acceptance thereof, consents and agrees to the terms of the Security and Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security and Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security and Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security and Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security and Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Debentures secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security and Pledge Agreement, in accordance with the terms and conditions thereof, to create and maintain, as security for the

Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Debentures, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens; provided, however, that so long as any of the Old Debentures shall remain outstanding, such Lien created by the Security and Pledge Agreement shall be permitted to be a second priority Lien.

SECTION  10.02.            TRANSFERS OF INTELLECTUAL PROPERTY AND SIMILAR
                           ASSETS.

                  If the Company or any Wholly Owned Subsidiary of the Company proposes to convey, transfer, contribute, sell, lease or assign or otherwise distribute (collectively, "transfer") any intellectual property or similar assets to any other Subsidiary of the Company after the date of this Indenture, (i) such transfer shall be made only to another Wholly Owned Subsidiary of the Company and (ii) prior to or concurrently with such transfer, the Company or such Wholly Owned Subsidiary effecting such transfer shall enter into a license agreement with such other Wholly Owned Subsidiary in the form attached hereto as Exhibit C (with such modifications as may be agreed to by the Company and the Trustee), pursuant to which the Company or such Wholly Owned Subsidiary effecting such transfer, as the case may be, shall be permitted to utilize such property or assets in the same manner and to the same extent as such property or assets were used by such entity prior to the transfer thereof.

SECTION  10.03.            RECORDING AND OPINIONS.

                  (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security and Pledge Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) The Company shall furnish to the Collateral Agent and the Trustee on __________ in each year beginning with ________, 199_, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien pursuant to the Security and Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Debentures and the Collateral Agent and the Trustee hereunder and under the Security and Pledge Agreement with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

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

SECTION  10.04.            RELEASE OF COLLATERAL.

                  (a) Subject to subsections (b), (c) and (d) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Security and Pledge Agreement at any time or from time to time in accordance with the provisions of the Security and Pledge Agreement or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Collateral which is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security and Pledge Agreement.

                  (b) No Collateral shall be released from the Lien and security interest created by the Security and Pledge Agreement pursuant to the provisions of the Security and Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.04.

                  (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Debentures shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security and Pledge Agreement shall be effective as against the Holders of Debentures.

                  (d) The release of any Collateral from the terms of this Indenture and the pledge thereof pursuant to the terms of the Security and Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property or securities from the Lien and security interest of the Security and Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security and Pledge Agreement to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.


SECTION   10.05.           CERTIFICATES OF THE COMPANY.

                  The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security and Pledge Agreement, (a) all documents required by Section 314(d) of the TIA and
(b) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION  10.06.            CERTIFICATES OF THE TRUSTEE.

                  In the event that the Company wishes to release Collateral in accordance with the Security and Pledge Agreement and has delivered the certificates and documents required by the Security and Pledge Agreement and Sections 10.04 and 10.05 hereof, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the TIA in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05(b) hereof, shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY AND PLEDGE AGREEMENT.

                  Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Debentures, direct, on behalf of the Holders of Debentures, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security and Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security and Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Debentures in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or under the Security and Pledge Agreement or be prejudicial to the interests of the Holders of Debentures or of the Trustee).

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY AND PLEDGE AGREEMENT.


                  The Trustee is authorized to receive any funds for the benefit of the Holders of Debentures distributed under the Security and Pledge Agreement, and to make further distributions of such funds to the Holders of Debentures according to the provisions of this Indenture.

SECTION  10.09.            TERMINATION OF SECURITY INTERESTS.

                  Upon the payment in full of all Obligations of the Company under this Indenture and the Debentures, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security and Pledge Agreement.

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

                                  ARTICLE 11

                             SUBSIDIARY GUARANTEES

SECTION  11.01.            APPLICATION.

                  The provisions of Sections 11.02 through 11.06 hereof shall apply in respect of (a) each Subsidiary of the Company (other than a Subsidiary organized under the laws of a jurisdiction other than the United States of America, its territories and possessions, any State thereof or the District of Colombia) to which the Company conveys, transfers, contributes, sells, leases or assigns or otherwise distributes any tangible property or assets after the date of this Indenture and (b) each Subsidiary of the Company which is acquired or created by the Company after the date of this Indenture, in either case, in any transaction or series of transactions involving aggregate value or consideration in excess of $10.0 million; provided, however, that for the purposes of determining the applicability of this
Article 11, the value of property or assets (other than cash) transferred to any such Subsidiary of the Company in exchange for cash in an amount equal to the fair market value of such property or assets, as determined by the Board of Directors of the Company and evidenced by a resolution set forth in an Officers' Certificate and delivered to the Trustee, shall be excluded.

SECTION  11.02.            GUARANTEE.

                  Subject to this Article 11, the Company shall cause each of the Guarantors, jointly and severally, unconditionally to guarantee to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debentures or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Company shall cause each Guarantor, failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, to be jointly and severally obligated to pay the same immediately. The Company shall cause each Guarantor further to agree that such guarantee is a guarantee of payment and not a guarantee of collection.

                  The Company shall further cause each Guarantor (i) to agree that its obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor; (ii) to waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever; and (iii) to covenant that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Debentures and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by the Company or any Guarantor either to the Trustee or to such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  The Company shall further cause each Guarantor to agree that
(i) it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby, and (ii) as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed by the Subsidiary Guarantees may be accelerated as provided in Article 6 hereof for the purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guarantees, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.


SECTION  11.03.            LIMITATION ON GUARANTOR LIABILITY.

                  By its execution of its Subsidiary Guarantee, each Guarantor, and by its acceptance of Debentures, each Holder, confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee and the Holders hereby irrevocably agree, and by its execution of its Subsidiary Guarantee each Guarantor shall irrevocably agree, that the obligations of such Guarantor under its Subsidiary Guarantee and this Article 11 shall be limited to such maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION  11.04.            EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                  To evidence its Subsidiary Guarantee, the Company shall cause each Guarantor to agree that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D hereto shall be endorsed by an Officer of such Guarantor on each Debenture authenticated and delivered by the Trustee on or after the date of such Guarantee. Further, the Company shall cause each Guarantor promptly to execute a supplemental indenture substantially in the form of Exhibit E hereto.

                  The Company shall further cause each Guarantor to agree that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on any Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which such Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Subsidiary Guarantee theretofore or thereafter executed and delivered by or on behalf of the Guarantors or any of them.

                  In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and

Subsidiary Guarantees in accordance with this Article 11.

SECTION  11.05.            GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or other entity whether or not affiliated with such Guarantor unless
(i) subject to the provisions of Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee, the Debentures and the Indenture pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) the Company would be permitted immediately after giving effect to such transaction to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

SECTION  11.06.            RELEASES FOLLOWING SALE OF ASSETS.

                  In the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring corporation will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that such sale or other disposition complies with all applicable provisions of this Indenture including, without limitation, Section 4.10 hereof.

                  Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Debentures and for the other obligations of such Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION  12.01.            TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION  12.02.            NOTICES.


                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company and/or any Guarantor:

                  Finlay Enterprises, Inc.
                  529 Fifth Avenue, New York, New York  10175
                  Telecopier No.: (212) 557-3848
                  Attention: Secretary and Corporate Counsel

                  With a copy to:

                  Tenzer Greenblatt LLP
                  405 Lexington Avenue
                  New York, New York  10174
                  Telecopier No.: (212) 885-5001
                  Attention:  James Martin Kaplan

                  If to the Trustee:

                  Marine Midland Bank
                  140 Broadway, 12th Floor
                  New York, New York  10005
                  Telecopier No. (212) 658-6425
                  Attention: Corporate Trust Administration

                  The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner

provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION  12.04.            CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION   12.05.           STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and


                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION  12.06.            RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture or the Security and Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION  12.08.            GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES AND THE SUBSIDIARY GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION  12.09.            NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION  12.10.            SUCCESSORS.

                  All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION  12.11.            SEVERABILITY.

                  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION  12.12.            COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together constitute the same agreement.

SECTION  12.13.            TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES


Dated as of April      , 1998                 FINLAY ENTERPRISES, INC.
                  -----



                                              By:  ____________________________
                                                   Name:
                                                   Title:

Attest:

Name:
Title:

Dated as of April      , 1998                 MARINE MIDLAND BANK, as Trustee
                  -----





                                              By:  ____________________________
                                                   Name:
                                                   Title:


Attest:

Name:
Title:

                                   EXHIBIT A

                              (Face of Debenture)

-------------------------------------------------------------------------------


                                                           CUSIP/CINS__________

                     % Senior Debenture due ________, 2008

No.:                                                      $

         Finlay Enterprises, Inc. promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on
 _______________, 2008.

Interest Payment Dates: _______________ and _______________.

Record Dates: _______________ and _______________.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                                 FINLAY ENTERPRISES, INC.

                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:

                                                          (SEAL)

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:
   ----------------------------
   Name:
   Title:

Dated:__________________, 1998

                              (Back of Debenture)

                       ____% Senior Debentures due 2008

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Finlay Enterprises, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at __% per annum from , 1998 until maturity. The Company shall pay interest semiannually in arrears on and of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be , 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the ______________ or ____________ next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Debentures at their respective addresses set forth in the register of Holders of Debentures; provided that all payments of principal, premium and interest with respect to Debentures the Holders of which have given wire transfer instructions to the Company prior to the relevant record date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR.  Initially, Marine Midland

Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Debentures under an Indenture dated as of April __, 1998 ("Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date on which the Indenture is qualified thereunder. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are obligations of the Company limited to $75.0 million in aggregate principal amount, subject to the provisions of Section 2.07 of the Indenture.

                  5. OPTIONAL REDEMPTION. (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Debentures are not redeemable at the Company's option prior to __________________, 2003. Thereafter, the Debentures will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

                   Year                                      Percentage
                   2003..........................................______%
                   2004..........................................______%
                   2005..........................................______%
                   2006 and thereafter..........................100.000%

provided, however, that if the Company, at its option, specifies in the notice of redemption provided for in this paragraph 5(a) that such notice is revocable, then the Company may revoke such notice at its further option at any time on or prior to the date which is 10 days prior to the redemption date specified in such notice (provided such notice so specifies) by providing a notice of revocation to the Trustee on or prior to the date on which the Company's revocation right expires (and the Trustee shall promptly mail such notice to the Holders by first class mail).

                  (b) Notwithstanding the foregoing, until April __, 2001 (36 months after the date of the Indenture), the Company may on any one or more occasions redeem up to $25.0 million in aggregate principal amount of Debentures at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings by the Company; provided that at least $50.0 million in aggregate principal amount of Debentures remains outstanding immediately after the occurrence of each such redemption (excluding Debentures held by the Company and its Subsidiaries); and provided further, that such redemption shall occur within 120 days of the date of the closing of such Public Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

         7. REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, each Holder of Debentures will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debentures as a result of a Change of Control.

                  (b) If the Company or any Subsidiary of the Company consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Debentures tendered in connection with such Asset Sale Offer and surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer if (i) the Company's obligation to make such Asset Sale Offer is due to an Asset Sale by one or more of the Company's Subsidiaries, (ii) as a result of such Asset Sale (or Asset Sales), Finlay Jewelry is required to make and does make an offer similar to an Asset Sale Offer to the holders of the Senior Notes in accordance with the terms of the Senior Note Indenture and (iii) to the extent that the aggregate amount of Senior Notes tendered pursuant to such offer is less than the Excess Proceeds, Finlay Jewelry makes an Asset Sale Offer to all Holders of Debentures with such remaining Excess Proceeds.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address. Subject to the Company's right of revocation under the Indenture in connection with any redemption pursuant to Paragraph 5(a) hereof, notices of redemption may not be conditional. Debentures in denominations larger than $1,000 may be redeemed in part. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed. A new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debenture. On and after the redemption date interest, ceases to accrue on Debentures or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required (a) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (c) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to record dates for the payment of interest.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures). Without the consent of any Holder of Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, or sale of all or substantially all of the Company's assets, to execute and deliver any document necessary or appropriate to release Liens on any Collateral in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Debentures;
(ii) default in payment when due of the principal of or premium, if any, on the Debentures; (iii) failure by the Company to comply with the provisions of Sections 3.09, 4.10, 4.15 or Article 5 of the Indenture; (iv) failure by the Company for 45 days after notice to comply with any of its other agreements in the Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (including any Indebtedness the payment of which is guaranteed by the Company or any of its Subsidiaries) other than a Receivables Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal or a premium, if any, on such Indebtedness at the Stated Maturity for such payment of principal or premium, if any, or such later date as has been agreed in a writing (provided such writing is entered into prior to such Stated Maturity) by the parties to the documentation relating to such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more; (vi) failure by the Company or any of its Subsidiaries other than a Receivables Subsidiary to pay final judgments aggregating in excess of $12.5 million, which judgments are not paid, discharged or stayed for a period of 60 days (or 90 days if prior to such sixtieth day the Company has delivered to the Trustee an Officers' Certificate attesting that a financially responsible insurance company of recognized national standing has acknowledged in writing complete liability for such judgment and attached a copy of such acknowledgment thereto); (vii) the failure of any material representation or warranty of the Company set forth in the Security and Pledge Agreement to be true and correct or the failure by the Company to perform any of its material covenants under the Security and Pledge Agreement which, in either case, (a) continues for five days after the earlier of the Company's management becoming aware thereof or the receipt of written notice thereof from the Trustee, the Collateral Agent or the Holders of 25% or more in principal amount of the then outstanding Debentures and (b) materially impairs or diminishes the Trustee's Lien on or the value of the Collateral (as defined in the Security and Pledge Agreement); (viii) repudiation by the Company of its obligations under the Security and Pledge Agreement or the unenforceability of the Security and Pledge Agreement against the Company for any reason; and (ix) repudiation by any Subsidiary of its obligations under any Subsidiary Guarantee or, except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid in any material respect or shall cease to be in full force and effect;

                  In the event of a declaration of acceleration of the Debentures because an Event of Default has occurred and is continuing as a result of a Payment Default or the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Debentures shall be automatically annulled if (i) any Payment Default described in clause (v)(a) of the preceding paragraph has been cured or waived and (ii) the holders of any accelerated Indebtedness described in clause
(v)(b) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness provided in each such case that
(a) such cure, waiver or rescission of such declaration of acceleration shall have been made in writing within 30 days of the date of such Payment Default or declaration, as the case may be, and (b) the annulment of the acceleration of such Debentures would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, except nonpayment of principal or interest on the Debentures that became due solely because of the acceleration of the Debentures, have been cured or waived.


                  A Default under clause (iv) the first paragraph of this

Paragraph 12 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures give written notice to the Company of the default and the Company does not cure the Default within the period provided in such clause. The notice must specify in reasonable detail the Default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% or more in principal amount of the then outstanding Debentures request the Trustee to give such notice on their behalf, the Trustee shall do so.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries, that taken together would constitute a Significant Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                  14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (-- joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  18. ADDITIONAL INFORMATION. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Security and Pledge Agreement. Requests may be made to:

                  Finlay Enterprises, Inc.
                  529 Fifth Avenue
                  New York, New York  10017
                  Attention:  Secretary and Corporate Counsel

                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________ to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.

------------------------------------------------------------------------------
Date:____________

                                 Your Signature:_______________________________
                                 (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.*

*     NOTICE:      The signature must be guaranteed by an institution which
                   is a member of one of the following recognized signature guarantee programs:

                   (1) The Securities Transfer Agent Medallion Program (STAMP);
                   (2) The New York Stock Exchange Medallion Program (MSP);
                   (3) The Stock Exchange Medallion Program (SEMP).

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                  |_| Section 4.10          |_|Section 4.15

                  If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"):
$

Date:         Your Signature:__________________________________________________

                            (Sign exactly as your name appears on the Debenture)

              Tax Identification No:___________________________________________

Signature Guarantee.*

*     NOTICE:      The signature must be guaranteed by an institution which
                   is a member of one of the following recognized signature

                   guarantee programs:

                   (1) The Securities Transfer Agent Medallion Program (STAMP);
                   (2) The New York Stock Exchange Medallion Program (MSP);
                   (3) The Stock Exchange Medallion Program (SEMP).

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE1

                  The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:

                                                                         Principal
                                                                           Amount
                          Amount of               Amount of               of this
                         decrease in             increase in               Global                Signature of
                          Principal               Principal               Debenture               authorized
                          Amount of               Amount of            following such              officer
 Date of                 this Global             this Global            decrease (or            of Trustee or
 Exchange                 Debenture               Debenture               increase)               Custodian
 ---------               -----------             -----------           ---------------          -------------



-----------
1/ This should be included only if the Debenture is issued in global form.


                                   EXHIBIT B

                         SECURITY AND PLEDGE AGREEMENT

                  THIS SECURITY AND PLEDGE AGREEMENT (together with the Annexes hereto, the "Agreement") is made and entered into as of April __, 1998 by FINLAY ENTERPRISES, INC., a Delaware corporation (the "Pledgor"), having its principal office at 521 Fifth Avenue, New York, New York 10175, in favor of Marine Midland Bank, having an office at 140 Broadway, New York, New York 10015, as Collateral Agent (the "Collateral Agent") for the trustee (the "Trustee") under the Senior Debenture Indenture (as defined herein) and each Person (as defined in the Senior Debenture Indenture) in whose name any of the Pledgor's __% Senior Debentures due ______, 2008 are registered (each a "Holder").

                                  WITNESSETH:

                  WHEREAS, the Pledgor is the legal and beneficial owner of
(i) all of the issued and outstanding shares of capital stock set forth on
Schedule I hereto (the "Pledged Shares") of Finlay Fine Jewelry Corporation, a Delaware corporation (together with any successor thereto, the "Issuer"), and
(ii) those certain intercompany promissory notes (if any) set forth on
Schedule I hereto issued by the Issuer in favor of the Pledgor to evidence monies loaned or advanced by the Pledgor to the Issuer (collectively, the "Pledged Notes"); and

                  WHEREAS, the Pledgor and Marine Midland Bank, N.A., as trustee (the "Old Trustee") have entered into that certain indenture dated as of May 26, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Old Indenture"), pursuant to which the Pledgor issued $98 million in aggregate principal amount of its 12% Senior Discount Debentures due 2005 (together with any debentures issued in replacement thereof or in exchange or substitution therefor, the "Old Debentures"), and the Pledgor and Marine Midland Bank, N.A., as collateral agent (the "Old Collateral Agent") have entered into that certain Pledge Agreement dated as of May 26, 1993 (as amended, amended and restated, supplemented or otherwise modified, from time to time, the "Old Pledge Agreement"), pursuant to which the Pledgor pledged to the Old Collateral Agent and granted to the Old Collateral Agent a continuing first priority security interest (the "Permitted Security Interest") in the Pledged Collateral (as defined in the Old Pledge Agreement); and

                  WHEREAS, the Pledgor and Marine Midland Bank, as trustee (the "Trustee"), have entered into that certain indenture dated as of April __, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Debenture Indenture"), pursuant to which the Pledgor is issuing $75 million in aggregate principal amount of its ___% Senior Debentures due 2008 (together with any debentures issued in replacement thereof or in exchange or substitution therefor, the "Senior Debentures"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Senior Debenture Indenture; and


                  WHEREAS, the terms of the Senior Debenture Indenture require that the Pledgor (i) pledge to the Collateral Agent for its benefit and the ratable benefit of the Trustee and the

Holders, and grant to the Collateral Agent for its benefit and the ratable benefit of the Trustee and the Holders a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all of the obligations of the Pledgor under this Agreement, the Senior Debenture Indenture and the Senior Debentures, whether for principal, interest, fees, indemnities, expenses, premiums or otherwise (including, without limitation, any such amounts that constitute part of the obligations secured hereby and would be owed by the Pledgor under any of the foregoing documents but for the fact that such obligations are unenforceable or not allowed due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor (collectively, the "Secured Obligations").

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders to purchase the Senior Debentures, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Trustee and the Holders as follows:

         SECTION 1. Pledge. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Trustee and the Holders, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Trustee and the Holders a present and continuing security interest in, all of its right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired (the "Pledged Collateral"):

                  (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in substitution of or exchange for any or all of the Pledged Shares; and

                  (b) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, capital stock of, or other equity interests in, the Issuer from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares or other interests (any such additional shares and other securities, rights and interests shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of such additional Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in substitution of or exchange for any or all of such additional Pledged Shares; and

                  (c) the Indebtedness evidenced by the Pledged Notes and the instruments representing the Pledged Notes, and all products and proceeds of the Pledged Notes, including, without limitation, all interest and principal payments, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in substitution of or exchange for any or all of the Pledged Notes; and

                  (d) all additional Indebtedness from time to time owing to the Pledgor by the Issuer (whether or not evidenced by instruments) and all additional promissory notes or other instruments made by the Issuer from time to time in favor of and/or held by the Pledgor in any manner other than those promissory notes issued in violation of that certain Amended and Restated Credit Agreement, dated as of September 11, 1997, by and among the Issuer, the Pledgor and General Electric Capital Corporation, individually and as agent, and the other lenders parties thereto from time to time, as amended as of the date hereof (any such additional Indebtedness and promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement), and all products and proceeds of any of such additional Pledged Notes including, without limitation, all interest and principal payments, instruments, and other amounts and property from time to time received, receivable or otherwise distributed or distributable in respect of or in substitution of or exchange for any or all of such additional Pledged Notes; and

                  (e) all proceeds of any and all of the foregoing Pledged Collateral;

and, concurrently with the execution and delivery hereof, the Pledgor shall cause the Issuer to execute and deliver to the Collateral Agent its acknowledgment of the pledge and grant of a security interest contemplated hereby in the form attached hereto as Annex A.

         SECTION 2. Security for Secured Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations.


         SECTION 3. Delivery of Pledged Collateral. Upon the payment in full by the Pledgor of the Pledgor's Obligations (as defined in the Old Indenture ) under the Old Debentures and the Old Indenture in accordance with the provisions of the Old Indenture, the Pledgor shall immediately (i) deliver to the Old Trustee and the Old Collateral Agent an Officers' Certificate (as defined in the Old Indenture) in substantially the form attached hereto as Annex B certifying that all of such Obligations have been paid in full and satisfied and instructing the Old Trustee to deliver to the Old Collateral Agent a certificate (x) stating that such Obligations have been paid in full and (y) instructing the Collateral Agent to release the liens pursuant to the Old Indenture and the Old Pledge Agreement, (ii) cause the Old Collateral Agent to execute, deliver, acknowledge and file all such instruments of termination, satisfaction or release (including, without limitation, any termination statements) to evidence the release of the Liens on all Pledged Collateral under and as defined in the Old Pledge Agreement as the Collateral Agent may reasonably request and to deliver or cause to be delivered to the Collateral Agent all certificates or instruments representing or evidencing the Pledged Collateral to be held by it pursuant hereto, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and (iii) obtain from the Old Collateral Agent its confirmation, in substantially the form attached hereto as Annex C, of the payment of all fees and expenses owing by the Pledgor to the Old Collateral Agent. Immediately upon receipt of the certificates representing the Pledged Shares and instruments comprising the Pledged Notes, if any, in each case accompanied by the duly executed instruments of transfer or assignment in blank, the Collateral Agent shall execute and deliver its acknowledgment of receipt thereof in substantially the form attached hereto as Annex D to each of the addressees thereof.


         SECTION 4. Representations and Warranties. The Pledgor hereby makes all representations and warranties, and agrees to comply with all of the obligations, requirements and restrictions in the covenants and agreements, applicable to the Pledgor contained in the Senior Debenture Indenture. The Pledgor further represents and warrants that:

                  (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in or require the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.


                  (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each Pledged Note, if any, has been duly authorized and executed by the Issuer and constitutes a legal, valid and binding obligation of such Issuer, enforceable against the Issuer in accordance with its terms.

                  (c) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement and the Permitted Security Interest.

                  (d) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

                  (e) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (f) Upon the issuance, authentication and delivery of the Debentures, filing of Uniform Commercial Code ("U.C.C.") financing statements and delivery to the Old Collateral Agent of the notification of the Collateral Agent's security interest in, to and under the Indebtedness evidenced by the Pledged Notes in accordance with Section 9-305 of the U.C.C., the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected continuing first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations for the benefit of the Collateral Agent and the ratable benefit of the Trustee and the Holders, subject only to the Permitted Security Interest.

                  (g) No consent of any other Person (other than the consent of General Electric Capital Corporation, which has been obtained) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of Pledged Collateral by laws affecting the offering and sale of securities).

                  (h) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

                  (i) The Pledged Shares constitute all of the authorized, issued and outstanding capital stock of the Issuer and constitute all of the shares of capital stock and voting securities of the Issuer beneficially owned by the Pledgor.

                  (j) The Pledged Notes, if any, constitute all of the promissory notes of the Issuer in favor of the Pledgor, there are no other instruments, certificates, securities or other writings or chattel paper evidencing or representing any Indebtedness of the Issuer owing to the Pledgor and as of the date hereof there is no Indebtedness owing by the Issuer to the Pledgor other than the Indebtedness evidenced by the instruments comprising the Pledged Notes, if any, delivered on the date hereof to the Trustee.

                  (k) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by or in violation of any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  (l) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.

         SECTION 5. Further Assurance. The Pledgor will, promptly upon request by the Collateral Agent, execute, deliver and file, or cause to be executed, delivered and filed, all stock powers, allonges, proxies, assignments, other instruments of assignment and transfer, instruments and other documents (including, without limitation, all financing statements and continuation statements and amendments thereto), all in form and substance satisfactory to the Collateral Agent, deliver any instruments constituting Pledged Collateral to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority (subject solely to the Permitted Security Interest) of the Collateral Agent's security interest in the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons and to permit the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

         SECTION 6.        Voting Rights; Dividends; Etc.

                  (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Senior Debenture Indenture; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if, in the Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Senior Debenture Indenture.

                  (b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive, and to utilize free and clear of the Lien of this Agreement, all cash payments of interest and principal paid from time to time with respect to any Pledged Note.

                  (c) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Senior Debenture Indenture, the Pledgor shall be entitled to receive, and to utilize free and clear of the Lien of this Agreement, all cash dividends paid from time to time in respect of the Pledged Shares as permitted by the Senior Debenture Indenture.

                  (d) Any and all (i) dividends or other distributions and interest and principal payments paid or payable in the form of instruments and other property (other than cash interest and principal payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in substitution of or exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in substitution of or exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, the Trustee and the Holders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                  (e) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a)

         through (c) above.

                  (f) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall be suspended, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest and principal payments and dividends or other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease.

                  (g) Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to
         Section 6(f) above.

                  (h) All interest and principal payments and all dividends or other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent, the Trustee and the Holders, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

         SECTION 7. Covenants. The Pledgor covenants and agrees with the Collateral Agent and the Holders that from and after the date of this Agreement and until the Secured Obligations have been paid in full:

                  (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Permitted Security Interest, the security interest granted under this Agreement and any Lien permitted by the Senior Debenture Indenture, and at all times will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take or fail to take any action with respect to a Pledged Note the taking of which or the failure to take which would result in a material impairment of the economic value of the Pledged Note as Pledged Collateral or a violation of the Senior Debenture Indenture or this Agreement, (v) without the prior written consent of the Collateral Agent, enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Notes in a manner adverse to the interests of the Collateral Agent and the Holders, (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by or to the Pledgor under or with respect to any Pledged Note together with a complete copy of such notice, (vii) permit the Issuer to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, unless
         (x) the Pledgor shall have delivered to the Collateral Agent an Opinion of Counsel substantially in the form of Exhibit B hereto and a certificate executed by the President and Chief Financial Officer of Pledgor substantially in the form of Exhibit C hereto and (y) all outstanding capital stock of the surviving entity in such merger or consolidation or of the entity to which such sale or transfer was made, together with any promissory notes issued by such entity in favor of Pledgor are, upon such merger or consolidation, pledged hereunder to and deposited with the Collateral Agent and all actions required under Section 5 with respect thereto have been taken, and (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

                  (b) The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of capital stock, notes or other securities or instruments of the Issuer (including as a result of the merger or consolidation of the Issuer) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Trustee and the Holders and, to the extent a security interest therein has not already been granted pursuant hereto, grant to the Collateral Agent for its benefit and the ratable benefit of the Trustee and the Holders, a continuing first priority security interest, subject solely to the Permitted Security Interest, in such shares, notes or other securities (in each case, accompanied by all such duly executed instruments of transfer or assignment in blank as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent). The Pledgor further agrees that it will promptly (i) cause the Issuer, upon becoming indebted to the Pledgor in respect of monies loaned or advanced to the Issuer by the Pledgor, to execute a promissory note in the form of Exhibit A hereto evidencing such debt in order that such promissory note may be promptly pledged as a Pledged Note pursuant hereto and (ii) deliver to the Collateral Agent such Pledged Note (in each case, accompanied by all such duly executed instruments of transfer or assignment in blank as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent). Upon any delivery of securities or instruments pursuant to this paragraph (b), the Pledgor will deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such additional securities or instruments and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

                  (c) The Pledgor represents and warrants and that its chief executive office and chief place of business are located at 529 Fifth Avenue, New York, New York 10175, and agrees that it will not change the location of its chief executive office and chief place of business unless it shall have given the Collateral Agent at least 30 days' prior written notice of such change and taken all actions requested by the Collateral Agent pursuant to Section 5 hereof in connection therewith. Additionally, the Pledgor agrees that it will not change its name, identity or corporate structure in any manner that might cause any financing statement filed in connection herewith to become seriously misleading within the meaning of any applicable U.C.C. unless it shall have given the Collateral Agent at least 30 days' prior written notice of such change and taken all actions requested by the Collateral Agent pursuant to Section 5 hereof in connection therewith.

         SECTION 8. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Section 10.07 of the Senior Debenture Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default and so long as an Event of Default is continuing: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 5 hereof; (iv) making of any payments or taking of any acts under
Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent shall be obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand and shall constitute Secured Obligations hereunder. The Collateral Agent's authority hereunder shall include, without limitation, while any Event of Default is continuing, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor constituting or relating to the Pledged Collateral, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect and perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

         SECTION 9. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof and shall constitute Secured Obligations hereunder.

         SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         SECTION 11. Subsequent Changes Affecting Collateral. The Pledgor represents to the Collateral Agent and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Holders shall have no responsibility or liability for informing or not informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement and the Permitted Security Interest. The Pledgor will defend the right, title and interest of the Collateral Agent and the Holders in and to the Pledged Collateral against the claims and demands of all Persons, except the claims and demands of the Old Collateral Agent.

         SECTION 12.  Remedies Upon Default.

                  (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Senior Debenture Indenture, and subject to the rights and claims of the holders of the Old Debentures, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the U.C.C. in effect in the State of New York at that time. Subject to the rights of the holders of the Old Debentures, the Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Issuer thereof into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem commercially reasonable, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever subject only, for so long as any of the Old Debentures remain outstanding, to the Permitted Security Interest. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market or to the extent notice of sale is not otherwise required by law, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is given to the Pledgor as provided in Section
         18.1 hereof, at least ten days before the time of any public sale or the time after which any private sale or other intended disposition is to be made. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

                  (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 12(a) above, and, if in the opinion of counsel for the Collateral Agent it is necessary, or, if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will cause the Issuer to (i) execute and deliver and cause its directors and officers to execute and deliver, all at the Issuer's expense, all such instruments and documents, and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares and to make available to the Issuer's securityholders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor will cause such Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary prospectus and prospectus, to notify promptly the Collateral Agent of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission. The Pledgor will cause such Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent and the Holders from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent or the Holders may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the

         Collateral Agent. The Pledgor will cause such Issuer to bear all costs and expense of carrying out its obligations hereunder.


                  (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, in each case in compliance with or pursuant to an exemption from all applicable securities laws, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable then if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                  (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this
         Section 12 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Senior Debenture Indenture.

         SECTION 13. Irrevocable Authorization and Instruction to the Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by such Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

         SECTION 14. Fees and Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all fees and expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. All such fees and expenses shall constitute Secured Obligations hereunder.


         SECTION 15. Senior Debenture Interest Absolute. All rights of the Collateral Agent and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Senior

         Debenture Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Debenture Indenture;

                  (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations; or

                  (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Agreement.

         SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held by the Collateral Agent as Pledged Collateral shall be applied by the Collateral Agent, subject to the existing obligations under the Old Pledge Agreement, in the following order of priorities:

                  first, to payment of the expenses of such sale or other realization, including, without limitation, reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

                  second, to the ratable payment (based on the principal amount of the Secured Obligations outstanding at the time of distribution) of accrued but unpaid interest on the Secured Obligations;

                  third, to the ratable payment (based on the principal amount of the Secured Obligations outstanding at the time of distribution) of unpaid principal of the Secured Obligations;

                  fourth, to the ratable payment (based on the principal amount of the Secured Obligations outstanding at the time of distribution) of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

                  finally, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or hereafter acquired) are uncertificated Pledged Shares, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law. The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

         SECTION 18.  Miscellaneous Provisions.

                  SECTION 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 12.02 of the Senior Debenture Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to: Marine Midland Bank, 140 Broadway, New York, New York, 10005, Attention: Corporate Trust Administration, Telecopy No.
(212) 658-6425.

                  SECTION 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an Officer's Certificate or an Opinion of Counsel in accordance with the requirements of Section 12.04 of the Senior Debenture Indenture.

                  SECTION 18.3 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, the Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

                  SECTION 18.4 Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  SECTION 18.5 No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the Pledgor, of the Issuer or any subsidiary thereof that subsequent to the date of the Agreement guarantees the obligations of the Pledgor in respect of the Senior Debentures shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Senior Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Debentures.

                  SECTION 18.6 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 18.7 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement.

                  SECTION 18.8 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 18.9 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the applicable terms and provisions of the Senior Debenture Indenture necessary for amendments or waivers of, or consents to any departure by the Pledgor from, any provision of the Senior Debenture Indenture, as applicable, and neither the Collateral Agent nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a waiver of or a bar to the exercise of any right or remedy that the Collateral Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  SECTION 18.10 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Senior Debenture Indenture shall have the meaning set forth in the applicable U.C.C., except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Senior Debenture Indenture and is not dealt with herein with more specificity, the Senior Debenture Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION 18.11 Continuing Security Interest; Transfer of Notes. This Agreement creates a present and continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all of the Secured Obligations, including all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the ratable benefit of the Trustee and the Holders and their respective successors, transferees and assigns.

                  SECTION 18.12 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, Collateral Agent or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  SECTION 18.13 Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Secured Obligations.

                  SECTION 18.14 Waivers. The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Senior Debenture Indenture.

                  SECTION 18.15 Authority of the Collateral Agent.

                  (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent or the Holders shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Holders and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders or such

         Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Person seeking indemnification.

                  (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Senior Debenture Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  SECTION 18.16 Resignation or Removal of the Collateral Agent. Until such time as the Secured Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor and the Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holder or Holders of at least 25% in principal amount of the Senior Debentures then outstanding shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 18.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders, as provided in this Section 18.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

                  SECTION 18.17 Release; Termination of Agreement. Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Secured Obligations (and upon receipt by the Collateral Agent of the Trustee's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent or (ii) upon Legal Defeasance of all of the Secured Obligations pursuant to Section 8.02 of the Senior Debenture Indenture (other than those surviving Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.


                  SECTION 18.18 Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  SECTION 18.19 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR

BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER

COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iv) THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (v) THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES ITS SECRETARY AS THE DESIGNEE, APPOINTEE AND AGENT OF THE PLEDGOR TO RECEIVE, FOR AND ON BEHALF OF THE PLEDGOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE FORWARDED PROMPTLY TO THE PLEDGOR, BUT THE FAILURE OF THE PLEDGOR TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 12.02 OF THE SENIOR DEBENTURE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

                  (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT, ANY HOLDER OR ANY HOLDER OF ANY OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

                  (vii) THE PLEDGOR AGREES THAT NEITHER THE COLLATERAL AGENT

NOR ANY HOLDER SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE

COLLATERAL AGENT OR SUCH HOLDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


                  (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS.

                  SECTION 18.20 Acknowledgments. The Pledgor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (b) neither the Collateral Agent nor any Holder has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent and the Holders, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a debtor; and

                  (c) no joint venture exists among the Holders or among the Pledgor and the Holders.

                           [Signature Page Follows]

                [Security and Pledge Agreement Signature Page]

                  IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                                 PLEDGOR:

                                                 Finlay Enterprises, Inc.

                                                 By:
                                                    -----------------------
                                                    Name:
                                                    Title:

                                                 COLLATERAL AGENT:

                                                 Marine Midland Bank

                                                 By:
                                                    ------------------------
                                                    Name:
                                                    Title:



                                  SCHEDULE I

                                PLEDGED SHARES

                              Number of Pledged             Share Certificate             Percentage of
Issuer                        Shares                        Number                        Outstanding
------                        -----------------             -----------------             -------------

Finlay Fine Jewelry           1000                          1                             100.000%
Corporation








                                 PLEDGED NOTES
                                                                                          Original Principal
Maker of Note                 Payee of Note                 Final Maturity                Amount
-------------                 -------------                 --------------                ------------------



                                    ANNEX A

                       [Form of Issuer's Acknowledgment]

Marine Midland Bank
[address]
Attn:  [                     ]

                                    [ date]

         Re:      Finlay Enterprises, Inc.

                  ___% Senior Debentures due _______, 2008

                  Security and Pledge Agreement dated as of _____, 1998

Ladies and Gentlemen:

We refer to the Security and Pledge Agreement, dated the date hereof (the "Security and Pledge Agreement"), by and between Finlay Enterprises, Inc. (the "Pledgor"), and Marine Midland Bank, as collateral agent (the "Collateral Agent"), a copy of which is attached hereto as Exhibit 1. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Security and Pledge Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Finlay Fine Jewelry Corporation (the "Company") hereby irrevocably consents to the terms and conditions of the Security and Pledge Agreement and covenants and agrees that it shall perform all acts and discharge all obligations which the Pledgor is required pursuant to the terms thereof to cause to be performed or discharged by it. Without limiting the generality of the foregoing, the Company irrevocably agrees that (i) it shall upon receipt of notice from the Collateral Agent of certificates representing the Pledged Shares, together with duly executed instruments of transfer or assignment, immediately cause such Pledged Shares to be registered in the name of the Collateral Agent and (ii) it shall, upon receipt of notice from the Collateral Agent of an Event of Default, execute all such documents and take all such actions as may be convenient or necessary in order to give effect to the provisions of Section 6(f) of the Security and Pledge Agreement.

                                                     By:
                                                        -----------------------
                                                        [name]
                                                        [title]

                                   Exhibit 1

                    [Form of Security and Pledge Agreement]

                                    ANNEX B

                        [Form of Officers' Certificate]

Marine Midland Bank
[address]
Attn:  [               ]

                                    [date]

              Re: Finlay Enterprises, Inc.
                  12% Senior Discount Debentures Due 2005
                  Indenture dated as of May 26, 1993, as Supplemented

Ladies and Gentlemen:

This Officers' Certificate is issued (i) to you in your capacity as trustee (the "Old Trustee") under the indenture, dated as of May 26, 1993, by and between you and ourselves (as supplemented by the First Supplemental Indenture, dated as of October 28, 1994, by and among Finlay Enterprises, Inc., a Delaware corporation ("Finlay Enterprises"), Sonab Holdings, Inc., a Delaware corporation ("Holdings"), Sonab International, Inc., a Delaware Corporation ("International"), Societe Nouvelle D'Achat De Bijouterie, a French societe en nom collectif ("Sonab"), and the Trustee, and the Second Supplemental Indenture, dated as of July 14, 1995, by and among Finlay Enterprises, Holdings, International, Sonab and the Trustee (the "Old Indenture"), pursuant to Sections 10.08 and 11.04 thereof and (ii) to you in your capacity as collateral agent (the "Old Collateral Agent") under the Pledge Agreement, dated as of May 26, 1993, by and between you and ourselves (as amended as of the date hereof, the "Old Pledge Agreement"), in accordance with Section 18.17 thereof. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Security and Pledge Agreement (the "Security and Pledge Agreement"), dated the date hereof, by and between you, as collateral agent (the "Collateral Agent"), and ourselves.

We confirm that (i) we have read Sections 4.10 and 10.08 of the Old Indenture and Section 18.17 of the Old Pledge Agreement, (ii) we have examined the other provisions of the Old Indenture and the Old Pledge Agreement applicable to or in connection with the release of the Liens (as defined in the Old Indenture) upon the Pledged Collateral (as defined in the Old Pledge Agreement), (iii) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether the conditions to the release of such Liens have been satisfied and (iv) in our opinion, the Obligations (as defined in the Old Indenture) of the Pledgor under the Old Indenture and the Old Debentures have been paid in full and satisfied and all conditions to the release of such Liens have been satisfied.

Accordingly, you are hereby irrevocably instructed in your capacity as Old Trustee to deliver to the Old Collateral Agent a certificate stating that such Obligations have been paid in full and instructing the Old Collateral Agent to execute, deliver, acknowledge and file such instruments of termination, satisfaction or release (including, without limitation, any termination statements) as the Collateral Agent may direct in order to evidence the release of all Pledged Collateral permitted to be released pursuant to the Old Indenture, and to deliver or cause to be delivered to the Collateral Agent all certificates or instruments representing, evidencing or comprising the Pledged Collateral to be held by it pursuant to the Security and Pledge Agreement, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

These instructions may not be countermanded or varied without the prior written consent of Marine Midland Bank, in its capacity as Trustee under the Senior Debenture Indenture.

                                             By:_____________________________
                                                [name]
                                                [title]



                                             By:_____________________________
                                                [name]
                                                [title]

                                    ANNEX C

                 [Form of Old Collateral Agent's Confirmation]

Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017
Attn:  Secretary and Corporate Counsel

                                    [date]

Ladies and Gentlemen:

Reference is made to your Officers' Certificate, dated the date hereof. Capitalized terms used but not defined herein shall have the meaning ascribed thereto therein.

We hereby confirm that all fees and expenses owing to us in our capacity as Old Collateral Agent have been paid.

                                            By:      MARINE MIDLAND BANK

                                                     By:_______________________
                                                       [name]
                                                       [title]

                                    ANNEX D

                  [Form of Collateral Agent's Acknowledgment]

Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017
Attn:  [                   ]

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
NationsBanc Montgomery Securities LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                    [date]

Ladies and Gentlemen:

We refer to the Security and Pledge Agreement, dated the date hereof, by and between Finlay Enterprises, Inc. and ourselves (the "Security and Pledge Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Security and Pledge Agreement. We hereby confirm that the certificates and instruments set forth on Schedule I hereto evidencing, representing or comprising the Pledged Collateral, accompanied, in each case, by duly executed instruments of transfer or assignment in blank, have been delivered to us, in our capacity as Collateral Agent, by Marine Midland Bank, in its capacity as Old Collateral Agent.

                                              By:   MARINE MIDLAND BANK

                                                    By:_______________________
                                                       [name]
                                                       [title]


                                                 SCHEDULE I

                                               PLEDGED SHARES

                              Number of Pledged             Share Certificate             Percentage of
Issuer                        Shares                        Number                        Outstanding
------                        ------------------            -----------------             -------------

Finlay Fine Jewelry           1000                          1                             100.000%
Corporation







                                               PLEDGED NOTES

                                                                                          Original Principal
Maker of Note                 Payee of Note                 Final Maturity                Amount
-------------                 -------------                 --------------                ------------------








                                  EXHIBIT C
                     [FORM OF TRADE NAME LICENSE AGREEMENT]

         Trade Name License Agreement (this "Agreement"), dated as of ____________, ________, between [_____________], a corporation organized and existing under the laws of [state] (the "Licensor"), and [____________], a corporation organized and existing under the laws of [state] (the "Licensee").

         Whereas, the Licensee is the owner of certain trade names and service marks shown on Schedule A hereto and has utilized such trade names and services marks in the operation of jewelry departments or stores and related activities; and

         Whereas, on the date hereof Licensee has sold, transferred, conveyed and assigned its right, title and interest to use such trade names and service marks and goodwill associated therewith in the United States (but not elsewhere) to Licensor; and

         Whereas, pursuant to the Indenture dated as of April __, 1998 between Finlay Enterprises, Inc. and Marine Midland Bank, as trustee (the "Indenture"), relating to Finlay Enterprises, Inc.'s __% Senior Debentures due 2008 (the "Senior Debentures"), in connection with such sale, transfer, conveyance and assignment, Licensee and Licensor are required to enter into this Agreement; and

         Whereas, the Licensee desires to obtain, and the Licensor desires to grant to the Licensee, an exclusive right to use the Licensed Trade Names (as defined in Section 1) in the Territory (as defined in Section 1) on or in connection with the operation of jewelry departments or stores and related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to jewelry upon the terms and conditions set forth below;

         Now therefore, to effect the foregoing, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS.

         "Affiliate" as used herein means, with respect to either party, any entity controlling, controlled by or under common control with such party. For purposes of the foregoing definition, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of an entity.

         "Governmental Authority" as used herein means any federal, state, county, local or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality.

         "Licensed Products" as used herein means jewelry products which are sold in jewelry departments or stores operated by the Licensee or any other products sold in any other venue with the prior approval of the Licensor.

         "Licensed Trade Names" as used herein means the trade names and service marks shown on Schedule A attached hereto.

         "Licensee" as used herein means the Licensee, its Affiliates (other than the Licensor), sublicensees and successors to the Licensee's business.

         "Parties" as used herein means the Licensor and the Licensee.

         "Quality" as used herein means products marketed and promoted as quality items which meet or exceed the quality standards set forth in Section 4 below.

         "Revenues" as used herein means gross revenues generated by sales of the Licensed Products in the Territory less sales taxes, shipping, freight, or transport charges if separately stated on an invoice; actual discounts or allowances to customers; and returns in the normal course of business.

         "Territory" as used herein means the United States of America, any political subdivisions thereof and its territories, commonwealths and possessions.

         SECTION 2. GRANT TO THE LICENSEE AND RELATED MATTERS.

         (a) Exclusivity. The Licensor hereby grants to the Licensee, except as otherwise provided herein, an exclusive right in the Territory to use the Licensed Trade Names in connection with the operation of jewelry departments and stores whether now existing or hereafter established and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to the Licensed Products.

         (b) Reserved Rights. All rights in the Licensed Trade Names other than those specifically granted herein are reserved to the Licensor for its own use and benefit.

         (c) Ownership. The parties acknowledge and agree that the Licensed Trade Names are the sole and exclusive property of the Licensor. The Licensee acknowledges and agrees that the Licensee shall not acquire any right, title or interest in or to the Licensed Trade Names as a result of this License Agreement, or the Licensee's use thereof, or as a result of any other act or thing, that the Licensee shall not attack the Licensor's title to or ownership of the Licensed Trade Names, and that all use of the Licensed Trade Names by the Licensee and all goodwill generated thereby shall inure to the benefit of the Licensor. The Licensee shall not use or register or claim rights in any trade name, trade dress or other indicia confusingly similar, in whole or in part, to the Licensed Trade Names.

         (d) Sublicenses. The Licensee shall not grant any sublicense to use the Licensed Trade Names, other than to Licensee's Affiliates without the express prior written approval of the Licensor.

         (e) Royalty Provisions. Upon receipt of an invoice from the Licensor, Licensee agrees to pay the Licensor a royalty equal to [___ percent (__%) of Revenues generated from sales of the Licensed Products by the Licensee in the Territory.]

         (f) Statements and Payments.

                  (i) Licensor has the option to request payment of such royalties at the end of each six-month period by sending an invoice to Licensee. Within thirty (30) days after receipt of such invoice, Licensee shall furnish a statement, certified as accurate by an officer of Licensee, showing in reasonable detail Licensee's sales of the Licensed Products, applicable allowances or credits, uncollectible amounts, invoiced free or sample items distributed and a calculation of Revenues for the Licensed Products, as well as the amount of royalties payable with respect to such prior six month period.

                  (ii) Acceptance by the Licensor of any statement furnished or royalty paid shall not preclude the Licensor from questioning its correctness and, if any inconsistencies or mistakes are discovered, they shall immediately be rectified.

                  (iii) All payments made by Licensee hereunder will be paid to Licensor or its designee in United States Dollars.

                  (iv) The Licensee shall pay interest on any overdue royalty payment at the prime rate in effect on the date on which such payment was due, and such interest shall accrue from the date on which such payment was due.

                  (v) If the Licensee does not receive an invoice from the Licensor, all royalties due and payable shall be paid within thirty (30) days after receiving the next invoice, together with interest on such royalties at the prime rate in effect on the date such payment was initially due, and such interest shall accrue from the date on which such payment was due.

         (g) Audit.

                  (i) The Licensee shall keep complete and accurate records and books of account at its principal place of business covering all transactions relating to this Agreement, and the Licensor and/or its duly authorized representative shall have the right, during regular business hours and upon ten
(10) days reasonable notice, at least once quarterly, to examine such books and all other documents and materials in Licensee's possession or control with respect to this Agreement. Neither Licensor nor any of its representatives shall disclose to any other person, firm or corporation any information acquired as a result of such examination, provided, however, that nothing herein contained shall be construed to prevent Licensor and/or Licensee or their duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of any such examination in any action instituted to enforce the rights of Licensor under the terms of this Agreement. If such an audit reveals an underpayment by the Licensee, the Licensee shall immediately remit payment to the Licensor in the amount of the underpayment plus interest calculated at the prime rate then in effect from the date such payment(s) were actually due. If such underpayment is greater than __% of the royalties payable for the audited period, the Licensee shall reimburse the Licensor for the costs and expenses of such audit.

                  (ii) All books of account and records of the Licensee relating to this Agreement shall be retained for at least two (2) years after termination of this Agreement.

         SECTION 3. METHOD OF USE OF THE LICENSED TRADE NAMES.

         (a) Use. The Licensee acknowledges that the Licensed Trade Names have acquired a valuable secondary meaning and goodwill to department stores and vendors in the retail jewelry market place. Accordingly, the Licensee undertakes and agrees not to use the Licensed Trade Names in any manner whatsoever which, directly or indirectly, would derogate or detract from its repute or which would dilute, demean, ridicule or reflect adversely upon the Licensed Trade Names or the Licensor, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor's standards. The Licensee acknowledges that the Licensed Trade Names have become associated generally with products and services that possess a positive and quality image, and the Licensee agrees not to use the Licensed Trade Names in any manner inconsistent with such image. The Licensee agrees to utilize the Licensed Trade Names in a Quality manner in connection with the operation of jewelry departments or stores and the purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to the Licensed Products.

         (b) Form and Manner. Except as may be otherwise specifically provided in this Agreement, the Licensee may not (i) make any change in the form of the Licensed Trade Names, (ii) use any partial version of the Licensed Trade Names at any time for any purpose, or (iii) use the Licensed Trade Names in combination, juxtaposition or conjunction with, or as part of, any other trademarks, service marks or trade names without the express prior written approval of the Licensor, which approval may not be unreasonably withheld, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor's standards. Any mark approved pursuant to this paragraph shall be owned solely and exclusively by the Licensor and after approval shall be deemed a Licensed Trade Name pursuant to this Agreement.

         (c) Marking. The Licensee shall apply such trade name notices, copyright notices or other markings in connection with the Licensed Trade Names as may be necessary or reasonably deemed desirable by the Licensor under the laws or regulations of each jurisdiction of the Territory where such Licensed Trade Names are used.

         SECTION 4. QUALITY STANDARDS.

         (a) Quality. The Licensee shall not sell any Licensed Products or operate any jewelry departments or stores or conduct related activities in connection with the Licensed Trade Names that shall fail to meet the quality standards and specifications employed in connection with use of the Licensed Trade Names as of the date hereof or such additional standards or specifications as may be reasonably specified by the Licensor from time to time, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor's standards. The Licensee shall operate jewelry departments or stores or conduct related activities in connection with the Licensed Trade Names only in a manner that will protect the reputation of the Licensed Trade Names.

         (b) On Site Inspections. Upon reasonable notice, the Licensor or its representatives shall have access for inspection purposes to the jewelry departments or stores operated by Licensee during regular business hours at such time or times as to not unduly interfere with the operations of the Licensee to determine compliance with quality control standards. If any inspection of any premises reveals that the Licensee has failed to comply with the quality standards or other requirements of this Section 4, the Licensor shall be entitled to reinspect such premises until receipt of notice of cure by the Licensee. All expenses of conducting such inspections shall be borne by the Licensor.

         (c) Governmental Inquiries. The Licensee shall immediately notify the Licensor in writing of any investigation, inquiry, claim or sanction by any Governmental Authority regarding any quality, labeling, advertising or other regulatory matter relating to the Licensed Products and shall keep the Licensor advised of the progress and findings of such investigation or inquiry.

         (d) Compliance; Fitness for Use. The Licensee shall be solely responsible for and shall comply with all laws, rules and regulations, if any, of Governmental Authorities in connection with the operation of jewelry departments or stores in connection with the Licensed Trade Names and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to any goods or services.

         SECTION 5. TERM.

         The term of this License Agreement shall commence as of the date hereof and continue until the earlier of (a) the date on which none of the Senior Debentures is outstanding and all obligations of Finlay Enterprises, Inc. under the Indenture have been satisfied in full, (b) the date on which Licensee permanently ceases operating jewelry departments and stores and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to the Licensed Products, or (c) the date on which the Licensor sells, transfers, conveys and assigns to the Licensee all of the Licensor's right, title and interest in and to the Licensed Trade Names. Upon the termination of this Agreement, all the rights of the Licensee hereunder shall automatically revert to the Licensor, the parties shall perform all other acts which may be necessary or useful to render effective the termination of the interest of the Licensee in the Licensed Trade Names, and the Licensee shall execute any assignment, conveyance, acknowledgment or other document that the Licensor may require, relinquishing or conveying to the Licensor any and all rights to or interest in use of the Licensed Trade Names that the Licensee has and any goodwill associated therewith. Without any limitation of the foregoing, the Licensee hereby consents to any application which the Licensor may make, upon termination of this Agreement, to limit or terminate the Licensee's status as a registered user and hereby irrevocably agrees not to contest, oppose or dispute such application.

         SECTION 6. REMEDIES.

         (a) In the event of a breach of this Agreement, the aggrieved party's sole and exclusive remedy shall be specific performance of this Agreement, including any injunctive relief necessary to effect such specific performance. In particular and without any limitation of the foregoing, the Licensor shall not institute litigation against any person or entity for infringement of any Licensed Trade Name based in whole or in part on any activities or rights covered or protected by this Agreement, and Licensee shall not commence any action seeking a declaration of invalidity, unenforceability or noninfringement of any registrations or applications covering the Licensed Trade Names or asserting any rights to the Licensed Trade Names or any mark or name confusingly similar thereto.

         (b) The parties further agree that this Agreement and the license granted herein may under no circumstances be rescinded and may be terminated only as expressly provided in Section 5 above.

         SECTION 7. PROTECTION OF THE LICENSED TRADE NAMES.

         (a) Maintenance. The Licensor shall maintain at its expense each of the registrations for the Licensed Trade Names shown on Schedule A, if any, in full force and effect as long as this Agreement continues in effect, and the Licensee agrees to provide such assistance and documentation as is required for such maintenance. The Licensor shall file such additional applications as Licensee shall reasonably request to protect the Licensed Trade Names, and Licensor shall diligently prosecute such applications and maintain any registrations issuing thereon.

         (b) Infringement. The Licensee shall notify the Licensor of any suspected, actual or threatened infringement of or act of unfair competition or other harmful or wrongful activities of third parties with respect to the Licensed Trade Names as to which it has notice. The Licensee shall cooperate with the Licensor with respect to any action to be taken with respect thereto. The Licensor will have the obligation to take whatever steps are reasonably necessary or desirable to protect the Licensed Trade Names from any such infringement or other harmful or wrongful activities of third parties and shall have the right to control any litigation or other proceeding undertaken by it for any such purpose. Such steps may include the filing and prosecution of (i) litigation against infringement or unfair competition by third parties, (ii) opposition proceedings to oppose applications for trade name or service mark registration for marks that are confusingly similar to any one or more of the Licensed Trade Names, and

(iii) cancellation proceedings to cancel registration of trade names or service marks that are confusingly similar to any one or more of the Licensed Trade Names.

         (c) Claims Against the Licensee. The Licensee shall promptly notify the Licensor of any claim of infringement or any complaint based upon the Licensee's use of the Licensed Trade Names and of any suit, action or proceeding brought against the Licensee based upon said claim or complaint, and the provisions of
Section 10 shall apply.

         SECTION 8. RECORDATION OF AGREEMENT.

         The parties shall cooperate to determine and comply with applicable laws or regulations throughout the Territory with respect to the recordation of, validation of, or otherwise to render effective this Agreement. In countries having registered user or license recordation requirements, the parties shall execute all documents which may be necessary to record the Licensee as a registered user or licensee for the Licensed Trade Names, and all costs of preparing and recording any necessary documents or other costs in connection therewith shall be borne by the Licensee.

         SECTION 9. REPRESENTATIONS AND WARRANTIES.

         (a) Representations and Warranties of the Licensor. The Licensor represents and warrants as follows:

                  (i) Due Organization and Power of the Licensor. The Licensor is a corporation duly organized, validly existing and in good standing under the laws of [state] and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  (ii) Authorization and Validity of the Agreement. The execution, delivery and performance by the Licensor of this Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized by its Board of Directors and, if necessary, its shareholders, and no other corporate action on the part of the Licensor is necessary for the execution, delivery and performance by the Licensor of this Agreement and the consummation by the Licensor of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Licensor, and this License Agreement is the legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with and subject to its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or other similar laws and equitable principles relating to or limiting creditor's rights generally.

                  (iii) No Conflict. The execution, delivery and performance by the Licensor of this Agreement and the consummation by the Licensor of the transactions contemplated hereby does not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensor; (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensor other than filings under applicable trade name laws or except as may be contemplated under any provision of this Agreement; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensor; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensor under, or result in a loss of any benefit to which the Licensor is entitled under, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensor is a party or by which it, or any of its assets, are bound or encumbered, where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this subsection (D) would materially adversely affect the Licensee's rights hereunder.

Except as expressly provided above in this Section 9(a) or elsewhere in this Agreement, the Licensor makes no other representations or warranties regarding this Agreement or the rights Licensed hereunder.

         (b) Representations and of Warranties of the Licensee. The Licensee represents and warrants as follows:

                  (i) Due Organization and Power of the Licensee. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of [state] and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  (ii) Authorization and Validity of the Agreement. The execution, delivery and performance by the Licensee of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate action on the part of the Licensee is necessary for the execution, delivery and performance by the Licensee of this Agreement and the consummation by the Licensee of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Licensee, and this Agreement is the legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with and subject to its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  (iii) No Conflict. The execution, delivery and performance by the Licensee of this Agreement and the consummation by the Licensee of the transactions contemplated hereby does not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensee; (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensee; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensee; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensee under, or result in a loss of any benefit to which the Licensee is entitled under, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensee is a party or by which it or any of its assets are bound or encumbered, where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this subsection (D) would materially adversely affect the Licensee's rights hereunder.

         SECTION 10. INDEMNIFICATION.

         (a) By the Licensor. The Licensor shall indemnify, defend and hold harmless the Licensee from and against and in respect of any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including costs of collection, investigation, reasonable attorneys' fees and other costs of defense) ("Losses") incurred by it, arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by the Licensor herein.

         (b) By the Licensee. The Licensee shall indemnify, defend and hold harmless the Licensor and its Affiliates from and against and in respect of any and all Losses incurred by them arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by the Licensee herein.

         (c) Procedure. If a claim by a third party is made against an indemnified party, the indemnified party shall promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party's legal rights. The indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense of such claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party and (ii) the indemnifying party shall reimburse the indemnified party for the full amount of any Loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Section 10 as such are incurred. Notwithstanding anything contained herein, the indemnifying party shall not enter into any settlement without the consent of the indemnified party, unless the settlement involves the payment of money only and the indemnified party is solely liable for payment of said money. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such contested claim (provided that such settlement does not adversely affect any rights of the indemnifying party with respect to the Licensed Trade Names), but in such event it shall automatically waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, or so notifies the indemnified party but fails to undertake or maintain such defense promptly and in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment and without prejudice to the rights of the indemnified party to indemnification hereunder.

         (d) Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.


         SECTION 11. MISCELLANEOUS.

         (e) Notices. Except as otherwise provided herein, all notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or mailed by certified or registered mail, postage prepaid, receipt requested, or sent by telecopy, as follows:

         If to the Licensor, to it at:

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------
         with a copy to:

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         If to the Licensee, to it at:

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------


         with a copy to:

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

         (f) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (g) Entire Agreement. This Agreement (including the Schedule hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         (h) Assignability. This Agreement shall be freely assignable by the Licensee to any successor of the Licensee's business which is a wholly owned subsidiary of the Licensee with respect to the operation of jewelry departments and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to jewelry products. This Agreement shall not be assignable by the Licensor.

         (i) Relationship of the Parties. This Agreement shall in no way constitute or give rise to a partnership, joint venture or agency between the parties, it being acknowledged and agreed that the relationship created hereby is strictly that of licensor and licensee. Except as may be expressly provided to the contrary herein, nothing in this Agreement shall constitute or be deemed to constitute either party as the legal representative or agent of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, in the name of or on behalf of the other party.

         (j) Amendment and Modification; Waiver. Subject to applicable law, this Agreement (including Schedule A hereto) may only be amended, modified and supplemented by written instrument expressly identified as an amendment hereto authorized and executed by the Licensor and the Licensee at any time prior to the termination hereof with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof.

         (k) Further Assurances. From time to time, pursuant to the request of the Licensee delivered to the Licensor, the Licensor, at the Licensee's expense, shall execute and deliver such instruments and documents and take such actions as the Licensee may reasonably request in order to allow the Licensee the use of the Licensed Trade Names contemplated hereby or otherwise to carry out the purposes and intent of this Agreement. From time to time, pursuant to the request of the Licensor delivered to the Licensee, the Licensee, at the Licensor's expense, shall execute and deliver such instruments and documents and take such actions as the Licensor may reasonably request to carry out the purposes and intent of this Agreement.

         (l) Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (m) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall be deemed to be one and the same agreement.

         (n) Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws or principles thereof.

         (o) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first above written.

                                            [NAME OF LICENSOR]

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            [NAME OF LICENSEE]

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                              Licensed Trade Names

                                   EXHIBIT D


                         FORM OF SUBSIDIARY GUARANTEE

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Guarantor (which term includes any successor Person under the Indenture) jointly and severally, hereby unconditionally guarantees, subject to the provisions in the Indenture dated as of April __, 1998 (the "Indenture") among Finlay Enterprises, Inc., and Marine Midland Bank, as trustee (the "Trustee"), but irrespective of the validity and enforceability of the Indenture, the Debentures and the obligations of the Company thereunder, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Debentures (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Debentures and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Debenture, by accepting the same, agrees to and shall be bound by such provisions.

                                                [Name of Guarantor]

                                                By:
                                                    --------------------------
                                                    Name:
                                                    Title:

                                   EXHIBIT E

                        FORM OF SUPPLEMENTAL INDENTURE

                   TO BE DELIVERED BY SUBSIDIARY GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among ___________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Finlay Enterprises, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Marine Midland Bank, as trustee under the Indenture referred to below (the "Trustee").

                                  WITNESSETH

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April __, 1998 providing for the issuance of an aggregate principal amount of up to $75.0 million of __% Debentures due ________, 2008 (the "Debentures");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Debentures and the Indenture on the terms and conditions set forth herein and in the Indenture (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby unconditionally guarantees all of the Company's Obligations as set forth in Article 11 of the Indenture in the same manner and to the same extent as if it had executed the Indenture on the date thereof as Guarantor thereunder.

                  3. Continuing Agreement. Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all instruments executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.


                  4. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together constitute the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ______________, ____

                                               [GUARANTEEING SUBSIDIARY]

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               FINLAY ENTERPRISES, INC.

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               MARINE MIDLAND BANK, as Trustee

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT F

                    [FORM OF SUBSIDIARY INTERCOMPANY NOTE]

                                PROMISSORY NOTE

$[                    ]                                     New York, New York
                                                                  [date]

         FOR VALUE RECEIVED, [ ], a [ ] corporation ("Borrower"), promises to pay to the order of [ ], a [ ] corporation ("Payee"), [upon demand by the Payee] [on _______], at its office at [ ], or at such other place as the Payee may, from time to time, designate in writing, in lawful money of the United States of America, in immediately available funds, the principal sum of [ ] Dollars ($[ ]) [together with interest thereon at a rate of [ ]% per annum from [ ] until maturity].

         PAYEE AND ANY HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, AGREES THAT THE PAYMENT OF THE PRINCIPAL OF [AND INTEREST ON] THIS PROMISSORY NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL INDEBTEDNESS OF THE BORROWER OTHER THAN INDEBTEDNESS WHICH BY ITS TERMS IS SUBORDINATE IN RIGHT OF PAYMENT TO OTHER INDEBTEDNESS OF THE BORROWER ("SENIOR DEBT"), WHETHER OUTSTANDING ON THE DATE HEREOF OR HEREAFTER CREATED, INCURRED, ASSUMED OR GUARANTEED, AND THAT THE SUBORDINATION IS FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR DEBENTURES.

         [Borrower will pay interest [semi-annually] in arrears on [ ] and [ ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Promissory Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be [ ]. [Borrower shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is [ ]% per annum in excess of the rate then in effect;
it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.] Interest will be computed on the basis of a 360- day year of twelve 30-day months.]

         Upon any distribution to creditors of Borrower in an insolvency or in connection with any proceeding under Bankruptcy Law relating to Borrower or its property, (i) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including post-petition interest in any proceeding under Bankruptcy Law)

before the holder hereof shall be entitled to receive any payment of the principal hereof [or interest hereon] and (ii) until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the holder hereof would otherwise be entitled shall be made to the holders of such Senior Debt on a pro rata basis.

         Any contrary provision hereof notwithstanding, Borrower may not make any payment of the principal hereof [or interest hereon] if a default occurs and is continuing with respect to any Senior Debt.

         Upon the failure of the Borrower to pay principal [or accrued interest] when due and at any time thereafter (but prior to the payment in full of all such accrued and unpaid interest) the holder of this Promissory Note may declare the unpaid principal balance and all accrued and unpaid interest hereon to be immediately due and payable.

         In the event that any action shall be brought for the enforcement hereof, the undersigned hereby promises to pay all costs and expenses hereof, including, but not limited to, reasonable attorneys' fees and disbursements.

         Borrower's obligations hereunder shall be unconditional and shall not be subject to any defense (other than prior payment), set-off, deduction, counterclaim or recoupment whatsoever by Borrower.

         Any amounts due under this Promissory Note may be prepaid at any time or times in whole or in part without premium or penalty.

         Presentation, notice of protest, and demand are hereby expressly waived by the undersigned.

         Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture, dated as of April __, 1998, between Finlay Enterprises, Inc. and Marine Midland Bank, as trustee.

         THE TERMS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                        BORROWER

                                        By:      ______________________________
                                                 Name:
                                                 Title: